                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        THE DUN & BRADSTREET CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    (3)  Filing Party:

    ----------------------------------------------------------------------------

    (4)  Date Filed:

    ----------------------------------------------------------------------------

 [DUN & BRADSTREET LETTERHEAD]

                                               One Diamond Hill Road
                                               Murray Hill, New Jersey
                                               07974-1218

                                                      March 14, 2001

Dear Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation on Friday, April 27, 2001, at 9:00 a.m. at the Gateway Hilton, Atlantic Room, Gateway Center, Raymond Boulevard, Newark, New Jersey.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 2000, is also enclosed.

     Your vote is important. Please vote your shares whether or not you plan to attend the meeting. In addition to voting in person or by mail, shareholders of record have the option of voting by telephone or via the Internet. If your shares are held in the name of a bank, broker or other holder of record, check your proxy card to see which of these options are available to you.

     On behalf of your Board of Directors, thank you for your continued support of Dun & Bradstreet.

Sincerely,

/s/ A.Z. Loren
ALLAN Z. LOREN
Chairman, Chief Executive Officer and President

 [DUN & BRADSTREET LETTERHEAD]

                                               One Diamond Hill Road
                                               Murray Hill, New Jersey
                                               07974-1218

NOTICE OF ANNUAL MEETING

     The Annual Meeting of Shareholders of The Dun & Bradstreet Corporation will be held on Friday, April 27, 2001, at 9:00 a.m. at the Gateway Hilton, Atlantic Room, Gateway Center, Raymond Boulevard, Newark, New Jersey. The purpose of the meeting is to:

          1.  Elect two Class I directors for a three-year term;

          2.  Ratify the selection of independent accountants;

          3.  Vote on three Company compensation plans;

          4. Vote on one shareholder proposal, if presented by the proponents; and

          5. Transact such other business as may properly come before the meeting. The Company knows of no other business to be brought before the meeting.

     Only shareholders of record at the close of business on March 1, 2001, will be entitled to vote at the meeting.

By Order of the Board of Directors,

/s/ D.J.L.
DAVID J. LEWINTER
Vice President and Corporate Secretary

Dated: March 14, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION.........................................    1
  Annual Meeting Admission..................................    1
  Who Can Vote..............................................    1
  How to Vote...............................................    1
  Revocation of Proxies.....................................    1
  Special Voting Procedures for Certain Current and Former
     Employees..............................................    1
  Proxy Solicitation........................................    2
  Quorum and Voting Requirements............................    2
CORPORATE STRUCTURE -- SEPARATION TRANSACTION...............    3
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS.....................    3
  Nominees for Class I Directors for terms expiring at the
     2004 Annual Meeting....................................    3
  Class II Directors holding office for terms expiring at
     the 2002 Annual Meeting................................    4
  Class III Director holding office for a term expiring at
     the 2003 Annual Meeting................................    4
BOARD MEETINGS AND COMMITTEES...............................    4
SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS.................    5
COMPARISON OF CUMULATIVE TOTAL RETURN.......................    8
PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT
  ACCOUNTANTS...............................................    8
  Fees Paid to Independent Accountants......................    9
PROPOSALS NOS. 3, 4 AND 5 -- APPROVAL OF COMPANY
  COMPENSATION PLANS........................................    9
  Summary of the Cash Incentive Plan........................   10
  Summary of the Stock Incentive Plan.......................   11
  Summary of the Directors' Stock Incentive Plan............   15
PROPOSAL NO. 6 -- SHAREHOLDER PROPOSAL ON IMPLEMENTATION OF
  THE MACBRIDE PRINCIPLES...................................   17
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS............   19
  Report of the Compensation & Benefits Committee...........   19
  Summary Compensation Table................................   22
  Option/SAR Grants in Last Fiscal Year.....................   23
  Aggregated Option/SAR Exercises in Last Fiscal Year and
     Fiscal Year-End Option/SAR Values......................   24
  Retirement Benefits.......................................   24
  Employment, Change-in-Control and Severance
     Arrangements...........................................   25
  Compensation of Directors.................................   28
OTHER MATTERS...............................................   29
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING...............   29
APPENDICES
   A -- AUDIT COMMITTEE CHARTER.............................  A-1
   B -- AUDIT COMMITTEE REPORT..............................  B-1
   C -- THE DUN & BRADSTREET CORPORATION
        COVERED EMPLOYEE CASH INCENTIVE PLAN................  C-1
   D -- THE DUN & BRADSTREET CORPORATION
        2000 STOCK INCENTIVE PLAN...........................  D-1
   E -- THE DUN & BRADSTREET CORPORATION
        NONEMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN.........  E-1

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

     The Board of Directors of The Dun & Bradstreet Corporation ("Dun & Bradstreet" or the "Company") is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on April 27, 2001. These proxy materials are being mailed to shareholders beginning on or about March 14, 2001. The principal executive offices of Dun & Bradstreet are located at One Diamond Hill Road, Murray Hill, New Jersey 07974-1218, and the Company's main telephone number is
(1) 908.665.5000.

ANNUAL MEETING ADMISSION

     You will need an admission ticket to enter the Annual Meeting. For shareholders of record, an admission ticket is attached to the proxy card sent to you. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the meeting in person, you may obtain an admission ticket in advance by sending a written request, along with proof of share ownership, such as a bank or brokerage account statement, to the Company's Corporate Secretary at the address noted above. Shareholders who do not have admission tickets will be admitted following verification of ownership at the door.

WHO CAN VOTE

     Shareholders of record at the close of business on March 1, 2001, are eligible to vote at the meeting. As of the close of business on that date, Dun & Bradstreet had outstanding 80,316,479 shares of Common Stock.

HOW TO VOTE

     In addition to voting in person at the meeting, shareholders of record can vote by proxy by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the telephone or Internet voting procedures are set forth on the enclosed proxy card.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

REVOCATION OF PROXIES

     A shareholder of record can revoke a proxy at any time before the vote is taken at the meeting by sending written notice of the revocation to the Corporate Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by voting in person at the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with their instructions. A proxy that is signed and returned by a shareholder of record without specifications marked in the instruction boxes will be voted in accordance with the recommendations of the Board of Directors, as outlined in this Proxy Statement. If any other proposals are brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the proxies.

SPECIAL VOTING PROCEDURES FOR CERTAIN CURRENT AND FORMER EMPLOYEES

     Many current and former employees of the Company have share balances in the Dun & Bradstreet Common Stock Fund of The Dun & Bradstreet Corporation or Moody's Corporation Profit Participation Plan (the "PPP"). The voting procedures described above do not apply to these share balances. Instead, any proxy given by such an employee or former employee will serve as a voting instruction for the trustee of the PPP, as well as a proxy for any shares registered in that person's own name (including shares acquired under the

Dun & Bradstreet Employee Stock Purchase Plan or otherwise). To allow sufficient time for voting by the trustee, PPP voting instructions must be received by April 20, 2001. If voting instructions have not been received by that date, the trustee will vote those PPP shares in the same proportion as the respective PPP shares for which it has received instructions, except as otherwise required by law.

PROXY SOLICITATION

     Directors, officers and employees of Dun & Bradstreet may solicit proxies on behalf of the Company by communicating with shareholders personally or by telephone, facsimile, e-mail, telegraph or mail. Dun & Bradstreet also has retained the firm of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee estimated at $10,000 plus expenses. Dun & Bradstreet will pay all expenses related to such solicitations of proxies. Dun & Bradstreet and Georgeson will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse them for reasonable out-of-pocket expenses.

QUORUM AND VOTING REQUIREMENTS

     Dun & Bradstreet's by-laws provide that a majority of the shares entitled to vote, whether present in person or represented by proxy, constitute a quorum at meetings of shareholders. Abstentions and broker "non-votes" are counted for purposes of establishing a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

     Election of directors (Proposal No. 1) shall be determined by a plurality of the voting power present in person or represented by proxy at the meeting (i.e., the nominees receiving the greatest number of votes will be elected). Only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Thus, shares present at the meeting that are not voted for a particular nominee, shares present by proxy for which the shareholder properly withholds authority to vote for such nominee, and broker "non-votes" will not be counted towards such nominee's achievement of a plurality.

     Ratification of the selection of independent accountants (Proposal No. 2) and approval of the shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland (Proposal No. 6) shall be determined by the affirmative vote of the majority of the voting power represented at the meeting and entitled to vote on the matter. Approval of The Dun & Bradstreet Corporation Covered Employee Cash Incentive Plan (Proposal No. 3). The Dun & Bradstreet Corporation 2000 Stock Incentive Plan (Proposal No. 4) and The 2000 Dun & Bradstreet Corporation Directors' Stock Incentive Plan (Proposal No. 5) shall be determined by a majority of the votes cast on the matter provided that each requires that a majority of the outstanding shares on March 1, 2001 actually cast votes on the applicable matter. If a shareholder abstains from voting or directs the shareholder's proxy to abstain from voting on the matter, the shares are considered present at the meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker "non-votes" are not considered present at the meeting for such matter and, therefore, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                 CORPORATE STRUCTURE -- SEPARATION TRANSACTION

     On September 30, 2000, the company then known as The Dun & Bradstreet Corporation ("Old D&B") separated into two publicly traded companies -- The "new" Dun & Bradstreet Corporation (i.e., the company to which this Proxy Statement relates) and Moody's Corporation (the "Spin-Off"). The separation of the two companies was accomplished through a tax-free distribution by Old D&B of the shares of Common Stock of the Company, which is a new entity comprising the Dun & Bradstreet operating company. The new entity is now known as "The Dun & Bradstreet Corporation," and Old D&B changed its name to "Moody's Corporation." Much about the Company and its management can be best understood in light of the pre-Spin-Off history of Old D&B. In that connection, information included in this Proxy Statement concerning the Company and its management during periods prior to the Spin-Off actually relates to Old D&B and its management. For example, information concerning a given director's service with the Company prior to September 30, 2000, actually relates to such director's service with Old D&B.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The members of the Board of Directors of Dun & Bradstreet are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class are elected and have qualified.

     Upon recommendation of the Nominating Committee, the Board of Directors has nominated Mr. Allan Z. Loren and Mr. Victor A. Pelson for election as Class I Directors at the 2001 Annual Meeting for a three-year term expiring at the 2004 Annual Meeting of Shareholders.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS.

 NOMINEES FOR CLASS I DIRECTORS FOR TERMS EXPIRING AT THE 2004 ANNUAL MEETING:

Allan Z. Loren
Chairman, Chief Executive Officer and President
The Dun & Bradstreet Corporation

Allan Z. Loren, age 62, has served as chairman, chief executive officer and president of The Dun & Bradstreet Corporation since October 2000, and as a director since May 2000. Prior thereto, he served as chairman and chief executive officer of the Dun & Bradstreet operating company from May 2000 to September 2000. Before joining Dun & Bradstreet, Mr. Loren served as executive vice president and chief information officer of the American Express Company from May 1994 to May 2000 and was also a member of the company's Planning and Policy Committee during that time. Before that, he served as president and chief executive officer of Galileo International from January 1991 to May 1994 and worked at Apple Computer from September 1987 to December 1990, starting as chief information officer and later serving as president of Apple Computer U.S.A. In addition to serving on the Board of Dun & Bradstreet, Mr. Loren is also a director of First Knowledge Partners Inc. and Plural, Inc., and is a member of the Advisory Board of eCustomers.com.

Victor A. Pelson
Senior Advisor
UBS Warburg LLC

Victor A. Pelson, age 63, has served as a director of the Company since April 1999, and is chairman of the Audit Committee and a member of the Compensation & Benefits Committee. Mr. Pelson has served as senior advisor for UBS Warburg LLC, an investment banking firm, since 1997. He was a director and senior advisor of Dillon Read at its merger in 1997 with SBC Warburg. Prior to this, Mr. Pelson was associated with AT&T from 1959 to 1996. At the time of his retirement from AT&T, Mr. Pelson was chairman of global operations and a member of the board of directors. Mr. Pelson is also a director of Acterna Corporation, Carrier 1 International, SA, Eaton Corporation and United Parcel Service.

                              CONTINUING DIRECTORS

CLASS II DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING:

Ronald L. Kuehn, Jr.
Former Chairman of the Board
El Paso Energy Corporation

Ronald L. Kuehn, Jr., age 65, has served as a director of the Company since 1996, and is chairman of the Compensation & Benefits Committee and a member of the Audit Committee. Mr. Kuehn served as chairman of the board of El Paso Energy Corporation, a diversified energy company, since its merger with Sonat Inc. in October 1999 until December 31, 2000. Prior to that, he was chairman, president and chief executive officer of Sonat Inc. from 1986 through October 1999. In addition to serving on the board of El Paso Corporation (formerly named El Paso Energy Corporation), Mr. Kuehn is also a director of AmSouth Bancorporation, Praxair, Inc., Protective Life Corporation and Transocean Sedco Forex Inc.

Naomi O. Seligman
Senior Partner
Ostriker von Simson

Naomi O. Seligman, age 67, has served as a director of the Company since June 1999, and is a member of the Audit and Nominating Committees. Ms. Seligman has been a senior partner at Ostriker von Simson, consultants on information technology, since June 1999. Previously, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a privately funded think tank specializing in research on the economics and applications of information technology, exclusively on behalf of CIOs at very large corporations. Ms. Seligman is also a director of Exodus Communications, Inc., John Wiley & Sons, Inc., Martha Stewart Living Omnimedia, Inc., Sun Microsystems, Inc., Transora.com and Ventro Corporation.

    CLASS III DIRECTOR HOLDING OFFICE FOR A TERM EXPIRING AT THE 2003 ANNUAL
                                    MEETING:

Michael R. Quinlan
Director
McDonald's Corporation

Michael R. Quinlan, age 56, has served as a director of the Company since 1989 and is chairman of the Nominating Committee and a member of the Compensation & Benefits Committee. Mr. Quinlan has served as a director of McDonald's Corporation, a global food service retailer, since 1979 and is currently chairman of the board's executive committee. He was the chairman of the board of directors from March 1990 to May 1999. Mr. Quinlan also served as chief executive officer of McDonald's from March 1987 through July 1998. In addition to serving on the board of McDonald's, Mr. Quinlan is also a director of the May Department Stores Company.

                         BOARD MEETINGS AND COMMITTEES

     Since its establishment in connection with the September 2000 Spin-Off, the Board of Directors of the Company held three regularly scheduled meetings in 2000. No director attended fewer than 75% of the aggregate of such meetings of the Board and of the committees of the Board on which he or she served. The three committees of the Board are the Audit Committee, the Compensation & Benefits Committee and the Nominating Committee. All members of these committees are "independent" (as defined in the New York Stock Exchange listing standards).

     The Audit Committee consists of Messrs. Kuehn, Pelson (chairman) and Ms. Seligman. Since its establishment in connection with the Spin-Off in September 2000, the Audit Committee held one meeting during 2000. The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibilities relating to financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board have established, and the audit process. A copy of the Audit Committee's charter, which was adopted by the Board of Directors, is attached as Appendix A. The report of the Audit Committee is attached as Appendix B.

     The Compensation & Benefits Committee consists of Messrs. Kuehn (chairman), Pelson and Quinlan. Since the Spin-Off in September 2000, the Compensation & Benefits Committee held two meetings during 2000. The Committee establishes and revises all compensation arrangements for the chief executive officer and certain other executives of the Company, consistent with a statement of executive compensation philosophy adopted by the Board of Directors and subject to the Committee's own rules of procedure and such limitations as it may adopt. The Report of the Compensation & Benefits Committee can be found on pages 19 through 21 of this Proxy Statement.

     The Nominating Committee consists of Mr. Quinlan (chairman) and Ms. Seligman. The Nominating Committee held its first post-Spin-Off meeting in February 2001 and nominated the 2001 slate of Directors. The Committee recommends to the Board criteria regarding qualifications for Board membership and the size and composition of the Board; reviews the qualifications of candidates for Board membership; and recommends to the Board candidates to fill Board vacancies. Although the Nominating Committee has not adopted formal procedures for the submission of shareholders' recommendations for nominees for Board membership, such recommendations may be made by submitting the names in writing to: Michael R. Quinlan, Chairman of the Nominating Committee, c/o The Dun & Bradstreet Corporation, One Diamond Hill Road, Murray Hill, NJ 07974-1218.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table shows the number of shares of the Company's Common Stock beneficially owned by each of the directors and director nominees, each of the executive officers named in the Summary Compensation Table below (the "named executive officers"), and all present directors and executive officers of Dun & Bradstreet as a group, on December 31, 2000. The table also shows the names, addresses and share ownership of the only persons known to Dun & Bradstreet to be the beneficial owners (the "Owners") of more than 5% of the outstanding Common Stock. This information is based upon information furnished by each such person (or, in the case of the Owners, based upon public filings by such Owners with the Securities and Exchange Commission (the "SEC")). Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. Percentages are based upon the number of shares of Dun & Bradstreet Common Stock outstanding on December 31, 2000, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning "Stock Units" (as of January 8, 2001), the value of which is measured by the price of the Company's Common Stock. Stock Units do not confer voting rights and are not considered "beneficially owned" shares under SEC rules.

                                                AGGREGATE NUMBER OF
                                                SHARES BENEFICIALLY                     PERCENT OF SHARES
NAME                                              OWNED(a)(b)(c)      D&B STOCK UNITS      OUTSTANDING
----                                            -------------------   ---------------   -----------------
Andre Dahan...................................          44,028                 0             *
Chester J. Geveda, Jr. .......................          74,603                 0             *
Ronald L. Kuehn, Jr. .........................           7,907             5,138             *
Allan Z. Loren................................         152,502                 0             *
Victor A. Pelson..............................           3,849(d)          1,210             *
Michael R. Quinlan............................           7,832             4,985             *
Peter J. Ross.................................          83,778                 0             *
Naomi O. Seligman.............................           3,054               522             *
Frank S. Sowinski(e)..........................          75,670                 0             *

                                                AGGREGATE NUMBER OF
                                                SHARES BENEFICIALLY                     PERCENT OF SHARES
NAME                                              OWNED(a)(b)(c)      D&B STOCK UNITS      OUTSTANDING
----                                            -------------------   ---------------   -----------------
All directors and executive officers as a
  group (including Mr. Sowinski (14
  persons))...................................         552,745            11,855             *
Berkshire Hathaway Inc., .....................      12,000,000(f)              0              14.97%
  GEICO Corporation,
  Government Employees Insurance Company, OBH,
  Inc.,
  Warren E. Buffet and National Indemnity
  Company
  1440 Kiewit Plaza
  Omaha, Nebraska 68131(g)
Davis Selected Advisers L.P., ................       9,518,258(h)              0              11.87%
  Abar Foundation, American Saw, Atkins, B.,
  Atlanta Gas & Light Company, Atmos Energy,
  Bowne & Co., Central & Southwest Systems
  Pension Plan, Catholic Mutual Relief Society
  of American Retirement Plan, Davis Ptrns
  Fnd, DetroitLaborers, Davis Financial Fund,
  Davis Growth Opportunity Fund, Davis New
  York Venture Fund, Davis Variable Financial
  Portfolio, Davis Variable Value Portfolio,
  Electrical Workers Annunity, Electrical
  Workers Pension, Eltech, Emma Willard, G
  Depreciation, G Foundation, Georgia, Georgia
  Corp, Gonzaga Univ, Hathaway Brown, Hoff
  Family Tr., Lewis & Roca, Mass Mutual
  Portfolio, Mass Mutual Variable, Mattin A,
  Mattin B, Medcen, MennenFamily Trust,
  Methodist Home, Milder CP, Minn Retail
  Meatcutters, Mt. Sinai, Mutual Protect,
  NASDRegulation, NedsIsland, NM Mutual, NYC
  Superior, Plumber & Pipefitters, SunAmerica
  Venture Value, Prudential SP, Quadsan, RL
  Polk, Selected America Shares, Sicav Davis
  Financial Fund, Sicav Davis Value Fund, SSB
  Large Cap V, Stobie Creek, SunAmerica Style
  Selec, SunAmerica Large Cap Value, Suburban
  Prop, SunLifeFin'l, SunLifeValue, Temple,
  Union Dale, Via Metropolitan, Volvo, New
  England Zenith, Merrill Lynch Wrap, Dean
  Witter Wrap, Paine Webber Wrap, Piper
  Jaffrey Wrap, APL Wrap, CIBC Wrap, SSB Wrap
  and Prudential Wrap
  2949 East Elvira Road, Suite 101
  Tucson, Arizona 85706
Harris Associates L.P. and its general
  partner, ...................................       6,807,254(i)              0               8.49%
  Harris Associates, Inc.,
  Two North LaSalle Street, Suite 500
  Chicago, Illinois 60602-3790
Iridian Asset Management LLC, ................       4,372,546(j)              0               5.46%
  LC Capital Management, LLC,
  CL Investors, Inc., COLE Partners LLC,
  Iridian Private Business Value Equity Fund,
  L.P.,
  David L. Cohen and Harold J. Levy
  276 Post Road West
  Westport, CT 06880-4704

---------------
  * Represents less than 1% of the Company's outstanding Common Stock.

 (a) Includes shares of restricted Common Stock as follows: Mr. Kuehn, 727; Mr. Loren, 151,930; Mr. Pelson, 349; Mr. Quinlan, 99; Ms. Seligman, 349; and group, 153,454.

 (b) Includes the maximum number of shares of Common Stock that may be acquired within 60 days of December 31, 2000, upon the exercise of vested stock options as follows: Mr. Dahan, 24,390; Mr. Geveda, 53,657; Mr. Kuehn, 7,180; Mr. Pelson, 2,500; Mr. Quinlan, 7,180; Mr. Ross, 59,264; Ms.
     Seligman, 2,500; Mr. Sowinski, 60,485; and group, 293,713.

 (c) Includes 3,533 unrestricted shares of Common Stock that executive officers (other than those named in the table) had the right to receive within 60 days of December 31, 2000, based on satisfaction of performance goals for a performance period ending on that date.

 (d) Includes 1,000 shares as to which Mr. Pelson has shared voting and shared investment power.

 (e) Mr. Sowinski will resign from all positions with the Company effective April 4, 2001.

 (f) Berkshire Hathaway Inc., GEICO Corporation, Government Employees Insurance Company, National Indemnity Company, OBH, Inc. and Warren E. Buffett jointly filed an amended Schedule 13G with the SEC on November 9, 2000. This Schedule 13G indicates that, as of October 2, 2000, (i) each of Berkshire Hathaway Inc., National Indemnity Company, OBH, Inc. and Warren Buffett had shared voting and dispositive power over 12,000,000 shares, and
     (ii) each of GEICO Corporation and Government Employees Insurance Company had shared voting and dispositive power over 3,929,850 shares.

 (g) Such address is listed in the filings described in note (f) above as the address of each of Berkshire Hathaway, Inc., OBH, Inc. and Warren E. Buffett. The address of National Indemnity Company is listed as 3024 Harney Street, Omaha, Nebraska 68131 and the address of each of GEICO Corporation and Government Employees Insurance Company is listed as 1 GEICO Plaza, Washington, District of Columbia 20076.

 (h) Davis Selected Advisers L.P. ("Davis") filed a Schedule 13G with the SEC on February 28, 2001 on behalf of the seventy (70) stockholders of the Company listed in the above table. This Schedule 13G reported that Davis, a registered investment adviser had, as of December 31, 2000, sole voting and dispositive power over 9,518,258 shares.

 (i) Harris Associates L.P. ("Harris") and its sole general partner, Harris Associates, Inc. ("Harris Associates"), jointly filed an amended Schedule 13G with the SEC on January 30, 2001. This Schedule 13G shows that Harris, a registered investment adviser, and Harris Associates each had, as of December 31, 2000, shared voting power over 6,807,254 shares, sole dispositive power over 2,562,804 shares and shared dispositive power over 4,244,450 shares.

 (j) Iridian Asset Management LLC ("Iridian"), LC Capital Management, LLC ("LC Capital"), CL Investors, Inc. ("CL Investors"), COLE Partners LLC ("COLE"), Iridian Private Business Value Equity Fund, L.P. ("Iridian Private Business"), David L. Cohen ("Cohen") and Harold J. Levy ("Levy") jointly filed a Schedule 13G with the SEC on February 8, 2001. This Schedule 13G reported that, as of December 31, 2000, (i) Iridian, a registered investment advisor, investment advisor for Iridian Private Business and sole member of COLE; LC Capital, the controlling member of Iridian; and CL Investors, the controlling member of LC Capital, each had shared voting and dispositive power over 4,372,546 shares; (ii) COLE, the sole general partner of Iridian Private Business, and Iridian Private Business each had shared voting and dispositive power over 72,050 shares; and (iii) Cohen and Levy, as principals and portfolio managers of Iridian, principals and managers of LC Capital and controlling stockholders and directors of CL Investors, each had shared voting and dispositive power over 4,610,396 shares. Of the 4,610,396 shares reported to be beneficially owned by each of Cohen and Levy, 237,850 of such shares are held by First Eagle Fund of America, an open-end non-diversified mutual fund, which is a separate series or portfolio of First Eagle Trust, a registered investment company, and may be deemed to be beneficially owned by each of Cohen and Levy by virtue of their ability to exercise voting and dispositive power over shares held by First Eagle. Cohen and Levy disclaim beneficial ownership of all of such 4,610,396 shares for all other purposes.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                             SINCE OCTOBER 3, 2000
                   DUN & BRADSTREET, S&P MIDCAP 400 INDEX AND
              S&P MIDCAP COMMERCIAL SERVICES -- SPECIALIZED INDEX

                                  [LINE GRAPH]
---------------
*Assumes $100 invested on October 3, 2000, and reinvestment of dividends.

-------------------------------------------------------------------------------------------------
                 COMPANY/INDEX NAME                    10/03/00   10/31/00   11/30/00    12/31/00
-------------------------------------------------------------------------------------------------
 Dun & Bradstreet....................................    $100     $118.49    $127.05     $141.78
-------------------------------------------------------------------------------------------------
 S&P MidCap 400......................................    $100     $ 99.56    $ 92.05     $ 99.09
-------------------------------------------------------------------------------------------------
 S&P MidCap Commercial Services -- Specialized
  Index..............................................    $100     $101.30    $102.81     $105.59
-------------------------------------------------------------------------------------------------

     In accordance with SEC rules, the above graph compares the Company's cumulative total shareholder return against the cumulative total return of the Standard & Poor's MidCap 400 Index and a published industry index starting on October 3, 2000, the date on which the Company's Common Stock commenced regular-way trading on the New York Stock Exchange after the September 30, 2000, Spin-Off. The S&P MidCap Commercial Services -- Specialized Index was chosen as the published industry index because it is a subset of the S&P MidCap 400 Index that includes companies that provide business-to-business services.

                                 PROPOSAL NO. 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors of Dun & Bradstreet has selected PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company for the year 2001. In accordance with a resolution of the Board of Directors, this selection is being presented to the shareholders for ratification.

     PricewaterhouseCoopers LLP acted as independent accountants for the year 2000. In connection with its audit of the consolidated financial statements of the Company, PricewaterhouseCoopers LLP also audited the financial statements of various benefit plans of the Company, reviewed certain filings with the SEC, and performed certain non-audit services. Fees for these services are described below.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

     If the proposal to ratify the selection of PricewaterhouseCoopers LLP is not approved by shareholders, or if, prior to the 2002 Annual Meeting, PricewaterhouseCoopers LLP ceases to act as the Company's independent accountants, or if the Board of Directors removes PricewaterhouseCoopers LLP as the Company's independent accountants, then the Board will appoint other independent accountants whose engagement for any period subsequent to the 2002 Annual Meeting will be subject to ratification by shareholders at that meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

FEES PAID TO INDEPENDENT ACCOUNTANTS

     AUDIT FEES

     For the portion of the fiscal year 2000 since the Spin-Off on September 30, 2000 (the "post-Spin-Off period"), the aggregate fees incurred by the Company for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for fiscal year 2000 and the review of the financial statements included in the Company's Form 10-Q for the third quarter of fiscal year 2000 was $1,630,000 (of which $430,000 was billed as of December 31, 2000). (For the period between January 1, 2000, and September 30, 2000 (the "pre-Spin-Off period"), the aggregate fees incurred by Old D&B for professional services rendered and billed by PricewaterhouseCoopers LLP for the reviews of the financial statements included in Old D&B's Form 10-Q's filed during such period and other audit related accounting consultations, was $305,000).

     ALL OTHER FEES

     For the post-Spin-Off period, the aggregate fees billed by PricewaterhouseCoopers LLP for all other services rendered to the Company was $655,000. For the pre-Spin-Off period, the aggregate fees for such services rendered to Old D&B were $7,640,000. In accordance with rules adopted by the SEC, "All Other Fees" include amounts incurred in connection with: (i) the Spin-Off, including the audit of standalone financial statements for each of Moody's Corporation and the Company, tax and accounting consultations, assistance with reorganizations of international operations, and reviews of SEC filings ($357,000: post-Spin-Off period; $2,644,000: pre-Spin-Off period); (ii) tax compliance and consultative services (other than those directly related to the audit of the Company's income tax accrual) ($270,000: post-Spin-Off period; $1,512,000: pre-Spin-Off period); (iii) other accounting consultative services (other than those directly related to the audit of the Company) ($0: post-Spin-Off period; $418,000: pre-Spin-Off period); (iv) process and control improvement projects ($28,000: post-Spin-Off period; $2,844,000: pre-Spin-Off period); (v) audits of employee benefit plans ($0: post-Spin-Off period; $147,000: pre-Spin-Off period); and (vi) other services ($0 post-Spin-Off period; $75,000: pre-Spin-Off period).

                           PROPOSALS NOS. 3, 4 AND 5

                     APPROVAL OF COMPANY COMPENSATION PLANS

     The Board of Directors previously adopted: (i) The Dun & Bradstreet Corporation Covered Employee Cash Incentive Plan (the "Cash Incentive Plan"), which provides for annual performance-based bonuses to members of senior management whose compensation may be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"); (ii) The Dun & Bradstreet Corporation 2000 Stock Incentive Plan (the "Stock Incentive Plan"), which provides for grants of stock options and other equity-based awards to executive officers and other key employees; and (iii) The 2000 Dun & Bradstreet Corporation Nonemployee Directors' Stock Incentive Plan (the "Directors' Stock Incentive Plan"), which provides for grants of stock options and other equity-based awards to nonemployee directors.

     Shareholder approval of the Cash Incentive Plan and the Stock Incentive Plan will ensure that compensation awarded under these plans can qualify as tax deductible "performance-based" compensation under Section 162(m) of the Tax Code. In addition, shareholder ratification of the Stock Incentive Plan and the Directors' Stock Incentive Plan is being sought as contemplated by the rules of the New York Stock Exchange and because your Board believes that shareholders should have the opportunity to vote on significant equity compensation programs for directors and executive officers of the Company.

SUMMARY OF THE CASH INCENTIVE PLAN

     The following summary of the Cash Incentive Plan is subject to the complete terms of the plan, a copy of which is attached hereto as Appendix C and incorporated herein by reference.

     1. Eligible Employees and Maximum Award. The Compensation & Benefits Committee of the Board of Directors (the "Committee") selects participants from among the "Covered Employees" (as defined in Section 162(m) of the Tax Code) of the Company and its subsidiaries who are in a position to have a material impact on the results of the operations of the Company or its subsidiaries. Currently, Mr. Loren is the only participant in the plan. Awards are payable in cash, and the maximum award payable to any participant in any fiscal year is $3,000,000. The maximum award was set above the Company's anticipated award levels for executives because Section 162(m) regulations only allow "negative discretion" in respect of this type of plan.

     2. Administration. The Committee selects participants, determines the size and terms of awards and the time when awards will be made and the performance period to which they relate, establishes performance objectives and certifies that such performance objectives are achieved, all in accordance with Section 162(m) of the Tax Code. The Committee also has the authority to interpret the plan and to make any determinations that it deems necessary or desirable for its administration. Members of the Committee are "outside directors" as defined in the regulations under Section 162(m) of the Tax Code and may not participate in the plan.

     3. Performance Goals. A participant's award is based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days that is equal to 25% of the relevant performance period. The performance goals, which must be objective, are based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries, divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. To the degree consistent with Section 162(m) of the Tax Code, the performance goals may be calculated without regard to extraordinary items or accounting changes.

     4. Payment. The Committee determines whether the applicable performance goals have been met, and certifies and ascertains the amount of the cash award. At the discretion of the Committee, the amount of the award actually paid may be less than the amount determined by the applicable performance goal formula. The award will be paid to a participant at a time determined by the Committee in its sole discretion after the completion of the performance period.

     5. Change in Control. If a participant's employment is actually or constructively terminated during a given performance period and a "Change in Control" (as defined in the plan) shall have occurred within the 365 days immediately preceding the date of such termination, then such participant will receive, promptly after his or her termination date, an award for the affected performance period as if the performance goals for such performance period had been achieved at 100%.

     6. Amendment. The Cash Incentive Plan may be amended or discontinued by the Board of Directors or the Committee at any time.

     7. Effectiveness. The Cash Incentive Plan was effective as of October 18, 2000. If the plan is not approved by shareholders at the 2001 Annual Meeting, no awards will be granted thereafter; provided that bonus opportunities previously awarded with respect to performance during fiscal year 2001 will remain payable under the plan and continue to qualify as performance-based compensation under
Section 162(m) of the Tax Code.

     8. Additional Information. The amounts that will be received by participants under the Cash Incentive Plan are not yet determinable as awards are at the discretion of the Committee and payments pursuant to such awards depend on the extent to which established performance goals are met.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CASH INCENTIVE PLAN (PROPOSAL NO. 3).

SUMMARY OF THE STOCK INCENTIVE PLAN

     The following summary of the Stock Incentive Plan is subject to the complete terms of the plan, a copy of which is attached hereto as Appendix D and incorporated herein by reference.

     1. Eligible Participants. Key employees (but not members of the Committee or any person who serves only as a director) of the Company and its affiliates who are from time to time responsible for the management, growth and protection of the business of the Company and its affiliates are eligible to participate in the Stock Incentive Plan. Currently, approximately 850 employees participate.

     2. Shares Subject to Plan; Maximum Award. The total number of shares that may be awarded under the Stock Incentive Plan is 9,700,000. No more than 654,750 (or 6.75%) of these shares may be issued for "other stock-based awards" such as restricted stock and other full-value awards as defined in the plan. The total number of shares for which options and stock appreciation rights may be awarded to any participant during a calendar year is 700,000. No awards may be granted after October 18, 2010.

     3. Administration. The Committee selects participants and the number of options or other types of awards to be granted to each participant, and has the authority to administer and interpret the Stock Incentive Plan. Members of the Committee are "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of Section 162(m) of the Tax Code. If the chief executive officer of the Company is a member of the Board, the Board may authorize him or her to grant awards of up to 200,000 shares in the aggregate each year to participants who are not subject to the rules promulgated under
Section 16 of the Exchange Act; provided that the chief executive officer must notify the Committee of any such grants.

     4. Types of Awards. Stock options, stock appreciation rights ("SARs"), limited stock appreciation rights ("LSARs") and other equity-based awards (including, but not limited to, restricted stock) may be awarded under the Stock Incentive Plan.

     5. Stock Options. Options granted under the plan may be non-qualified, incentive or other stock options for federal income tax purposes and will be subject to the following terms and conditions:

          A. Option Price; No Repricing. The option price or purchase price per share of an option will be determined by the Committee, but may not be less than 100% of the arithmetic mean of the high and low trading prices of the Common Stock on the date of grant. As noted below in Section 10 (Amendments; No Repricing), repricing of options is expressly prohibited unless approved by shareholders.

          B. Exercisability. An option will be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an option be exercisable more than ten years after the date of grant.

          C. Payment. Payment in full for all shares purchased upon exercise of an option must be made at the time of exercise in cash, in shares, or partly in cash and partly in such shares.

          D. Termination of Employment by Death or Disability. If a participant's employment terminates by reason of death or disability after the first anniversary of the date of grant of an option, the option shall immediately vest in full and thereafter may be exercised during the five years after the date of death or disability or the remaining stated term of the option, whichever period is shorter.

          E. Termination of Employment by Retirement. If a participant's employment terminates by reason of retirement after the first anniversary of the date of grant of an option, the option thereafter may be exercised during the five years after the date of retirement or the remaining stated term of the option, whichever period is shorter (the "Post-Retirement Exercise Period"), but only to the extent such option was exercisable at the time of retirement or becomes exercisable during such Post-Retirement Exercise Period; provided that if the participant dies during the fourth year after retirement, the Post-Retirement Exercise Period is extended through the first anniversary of the date of death unless the option expires earlier by its stated term.

          F. Other Termination of Employment. If a participant's employment terminates for any reason (other than death, disability or retirement after the first anniversary of the date of grant), each option then held by the participant may be exercised through the thirtieth day after the date of such termination, but only to the extent such option was exercisable at the time of termination. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of options held by a participant if such participant is terminated by the Company without "cause" (as defined by the Committee).

     6. Stock Appreciation Rights. A SAR entitles a participant to a payment equal to the excess of the fair market value of a share of Common Stock on the date on which the SAR is exercised over the exercise price of the SAR. The exercise price will be determined by the Committee, but may not be less than 100% of the arithmetic mean of the high and low trading prices of the Common Stock on the date of grant. SARs may be granted in tandem with stock options or independently. The Committee may grant LSARs which are exercisable upon the occurrence of specified events. LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related awards (e.g., tandem stock options) are not exercisable while the LSARs are exercisable. The Committee's present policy is to grant LSARs only to executive officers of the Company; SARs are granted in limited instances to international participants where local tax laws treat the granting or vesting of stock options, not the exercise, as a taxable event.

     7. Other Stock-Based Awards. The Committee may grant awards of shares of unrestricted or restricted Common Stock and awards that are valued in whole or in part by reference to the fair market value of such shares. The terms and conditions of these other equity-based awards may be set by the Committee, and such awards may be granted in a manner intended to be deductible by the Company under Section 162(m) of the Tax Code ("Performance-Based Awards"). Any such Performance-Based Awards will be subject to the following additional terms and conditions:

          A. Maximum Individual Award.  The maximum amount of a
     Performance-Based Award to any participant for any calendar year shall be $5,000,000. This maximum award has been set above the Company's anticipated award levels for executives because Section 162(m) regulations allow only "negative discretion" in respect of this type of plan.

          B. Performance Goals. A participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days that is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria:
     (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product;
     (xi) maintenance or improvement of profit margins; (xii) stock price;
     (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow;
     (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. These criteria may relate to the Company or one or more of its subsidiaries, divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. To the degree consistent with
     Section 162(m) of the Tax Code, the performance goals may be calculated without regard to extraordinary items or accounting changes.

          C. Payment. The Committee determines whether the applicable performance goals have been met, and certifies and ascertains the amount of the award. At the discretion of the Committee, the amount of the Performance-Based Award actually paid may be less than the amount determined by the applicable performance goal formula. The amount payable in respect of an award shall be paid at such time as determined by the Committee in its sole discretion after the end of such performance period; provided that a participant may, to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Tax Code, elect to defer payment of the award.

     8. Transferability. Awards under the Stock Incentive Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Committee may, in its discretion, authorize stock options to be on terms that permit irrevocable transfer for no consideration by the participant to: (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the participant ("Immediate Family Members"); (ii) any trust for the exclusive benefit of the participant and/or any Immediate Family Member; (iii) any entity owned solely by such persons; or
(iv) any other entity or person in respect of which such transfer would conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. In addition, the Committee in its sole discretion may waive the non-transferability provisions of the Stock Incentive Plan to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

     9. Changes in Capital and Other Events. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate exchange, or any distribution to shareholders other than regular cash dividends or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, if any, as it, in its sole discretion, deems equitable. In the event of a "Change in Control" (as defined in the Stock Incentive Plan), awards granted under the plan shall accelerate as follows: (i) each stock option and SAR shall become immediately vested and exercisable, subject to the right of the Committee to make adjustments in certain circumstances; (ii) restrictions on restricted shares shall lapse; and (iii) other stock-based awards shall become payable as if targets for the current period were satisfied at 100%.

     10. Amendments; No Repricing. The Stock Incentive Plan may be amended by the Board of Directors or the Committee, except that, without the approval of shareholders, the Board may not, except upon a change in capital or other event described in paragraph 9 above: (i) increase the total number of shares reserved or change the maximum number of shares that may be granted to any participant; or (ii) approve actions that result in any option being repriced either by lowering the option price of any outstanding option or granting a replacement option with a lower option price.

     11. Consideration. Consideration for the issuance of shares under the plan upon exercise of a stock option will consist of the payment of the option price.

     12. Effectiveness. The plan shall be effective as of October 18, 2000, subject to ratification by shareholders at the 2001 Annual Meeting. If the Stock Incentive Plan is not so ratified by shareholders, no further awards will be granted under the plan.

     13. Federal Income Tax Consequences. The following is a brief discussion of certain federal income tax consequences relevant to participants and the Company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the Stock Incentive Plan.

          A. Non-Qualified Stock Options. A participant who is granted a non-qualified option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the difference between the market value of the stock on the date of exercise and the option price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

          B. Incentive Stock Options. A participant who is granted an incentive stock option satisfying the requirements of the Tax Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value over the option exercise price is, however, included in determining the participant's alternative minimum tax as of the date of exercise. If the participant does not dispose of shares received upon exercise of the option less than one year after exercise or two years after grant of the option (the "Holding Period"), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the fair market value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the incentive stock option without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of: (i) the fair market value of the shares at the date of exercise of the option over the exercise price; or (ii) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation, if any, is taxed as short-term or long-term capital gain, depending on the participant's holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

          C. Stock Appreciation Rights. Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash received. The Company will be entitled to an income tax deduction in the amount of such income recognized by the participant.

          D. Other Stock-Based Awards. A participant who is granted a stock-based award other than an option or a SAR will generally recognize, in the year of grant, ordinary income equal to the fair market value of the property received. If such other stock-based award is subject to restrictions, the participant will not recognize ordinary income until the restrictions lapse, unless the participant makes an election pursuant to
     Section 83(b) of the Tax Code. The Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

          E. Section 162(m). The Stock Incentive Plan allows certain incentive stock options, non-qualified options, stock appreciation rights and other stock-based awards to be treated as qualified performance-based compensation under Section 162(m) of the Tax Code. However, the Company may, from time to time, award compensation that is not deductible under
     Section 162(m) of the Tax Code.

     14. Additional Information. The amounts that will be received by participants under the Stock Incentive Plan are not yet determinable as awards are at the discretion of the Committee. The numbers of shares subject to awards that have been granted to date under the plan to each of the executive officers named in the Summary Compensation Table are set forth in the table entitled "Option/SAR Grants in Last Fiscal Year," which follows the Summary Compensation Table. The number of shares subject to options and restricted stock that have been awarded to date to the following groups of individuals are set forth below (only executive officers received tandem LSARs):

                                                   OPTIONS GRANTED    RESTRICTED STOCK GRANTED
                                                   ---------------    ------------------------
Executive Officers as a Group....................     1,076,933                40,000
Non-Executive Officer Employee Group.............     2,519,600                     0

     The closing market price of Dun & Bradstreet Common Stock on February 28, 2001, was $25.10

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK INCENTIVE PLAN (PROPOSAL NO. 4).

SUMMARY OF THE DIRECTORS' STOCK INCENTIVE PLAN

     The following summary of the Directors' Stock Incentive Plan is subject to the complete terms of the plan, a copy of which is attached hereto as Appendix E and incorporated herein by reference.

     1. Eligible Participants. Any director of the Company who is not an employee of the Company or any subsidiary of the Company as of the date that an award is granted is eligible to participate in the Directors' Stock Incentive Plan. There are currently four non-employee directors who are eligible to participate in the plan.

     2. Shares Subject to Plan. The total number of shares that may be issued under the Directors' Stock Incentive Plan is 300,000. No more than 45,000 of these shares may be issued for "other stock-based awards" such as restricted stock.

     3. Administration. The Directors' Stock Incentive Plan shall be administered by the Board of Directors, which may delegate its duties and powers in whole or in part to any subcommittee. The Board of Directors has the authority to interpret the Directors' Stock Incentive Plan, establish, amend and rescind any rules and regulations relating to the plan, and make any other determinations that it deems necessary or desirable for the administration of the plan.

     4. Types of Awards. Stock options or other stock-based awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares may be awarded under the Directors' Stock Incentive Plan.

     5. Stock Options. Options granted under the plan will be non-qualified stock options for federal income tax purposes and will be subject to the following terms and conditions:

          A. Option Price; No Repricing. The option price will be determined by the Board of Directors, but will not be less than 100% of the arithmetic mean of the high and low trading prices of the Common Stock on the date of grant. As noted below in Section 9 (Amendments; No Repricing), repricing of options is expressly prohibited unless approved by shareholders.

          B. Exercisability. Options will be exercisable at such time and upon such terms and conditions as may be determined by the Board of Directors, but in no event shall an option be exercisable more than ten years after the date it is granted.

          C. Payment. The purchase price for the shares as to which an option is exercised shall be paid to the Company in full at the time of exercise in cash, in shares, or partly in cash and partly in shares.

          D. Termination of Service by Death. If a participant's service with the Company terminates by reason of death after the first anniversary date on which options are granted, the options shall immediately vest in full and thereafter be exercised during the shorter of the remaining term of the options or five years after the date of death.

          E. Termination of Service by Disability or Retirement. If a participant's service with the Company terminates by reason of disability or retirement after the first anniversary date on which options are granted, the unexercised vested options thereafter may be exercised during the shorter of the remaining term of the options or five years after the date of such termination of service. However, if a participant dies within a period of five years after termination of service, the unexercised portion of the options shall immediately vest in full and may thereafter be exercised during the shorter of the remaining term of the options or the period that is the longer of five years after the date of such termination of service or one year after the date of death.

          F. Other Termination of Service. If a participant's service with the Company terminates by reason of disability or retirement prior to the first anniversary date on which options are granted, then a prorata portion of options shall immediately vest in full and may be exercised thereafter, during the shorter of the remaining term of the options or five years after the date of such termination of service. If a participant's service with the Company terminates for any reason other than death, disability or retirement, the unexercised vested portion of options shall terminate 30 days following such termination of service.

      6. Other Stock-Based Awards. Other stock-based awards may be granted alone or in addition to any other awards granted under the Directors' Stock Incentive Plan. Subject to the provisions of the plan, the Board of Directors shall determine to whom and when stock awards will be made; the number of shares to be awarded; whether such awards shall be settled in cash, shares or a combination of cash and shares; and all other terms and conditions of such awards. An amount not in excess of 15% of the total number of shares reserved and available for distribution under the Directors' Stock Incentive Plan may be issued as other stock-based awards.

      7. Transferability. Options shall not be transferable by the participant otherwise than by will or by the laws of descent and distribution and during the lifetime of the participant an option shall be exercisable only by the participant. The Board of Directors may, in its discretion, authorize all or a portion of the options previously granted or to be granted to a participant to be on terms that permit irrevocable transfer for no consideration by such participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the participant, to trusts for the exclusive benefit of these persons, and to any other entity owned solely by these persons. The Board of Directors may, in its discretion, amend the definition of eligible transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable form from time to time in effect.

      8. Changes in Capital and Other Events. In the event of any change in the outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to stockholders of shares other than regular cash dividends or any transaction similar to the foregoing, the Board of Directors in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable. In the event of a "Change in Control" as defined in the Directors' Stock Incentive Plan, all restrictions on shares of restricted stock shall lapse, all options shall vest and become exercisable, and the Board of Directors may make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award.

      9. Amendments; No Repricing. The Board of Directors may amend, alter or discontinue the Directors' Stock Incentive Plan, but no amendment, alteration or discontinuation shall be made, that, without the approval of shareholders, would increase the total number of shares reserved for the purposes of the plan or result in any option being repriced either by lowering the option price of any outstanding option or by canceling an outstanding option and granting a replacement option with a lower option price.

     10. Consideration. Consideration for the issuance of shares under the plan upon exercise of a stock option will consist of the payment of the option price.

     11. Effectiveness. The plan shall be effective as of October 18, 2000, subject to ratification by shareholders at the 2001 Annual Meeting. If the Directors' Stock Incentive Plan is not so ratified by shareholders, no further awards will be granted under the plan.

     12. Federal Income Tax Consequences. The following is a brief discussion of certain federal income tax consequences relevant to participants and the Company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the Directors' Stock Incentive Plan.

          A. Non-Qualified Stock Options. A participant who is granted a non-qualified option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the difference between the market value of the stock on the date of exercise and the option price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

          B. Other Stock-Based Awards. A participant who is granted a stock-based award other than an option will generally recognize, in the year of grant, ordinary income equal to the fair market value of the property received. If such other stock-based award is subject to restrictions, the participant will not recognize ordinary income until the restrictions lapse, unless the participant makes an election pursuant to
     Section 83(b) of the Tax Code. The Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

     13. Additional Information. The nominal value of awards that will be received by participants under the Directors' Stock Incentive Plan are described in the section entitled "Compensation of Directors" on page 28 of this Proxy Statement. The number of shares of Common Stock subject to options and the number of restricted stock units that have been awarded to date under the Directors' Stock Incentive Plan are set forth below:

                                                       OPTIONS GRANTED    RESTRICTED STOCK UNITS GRANTED
                                                       ---------------    ------------------------------
Non-Executive Directors as a Group...................      28,860                     4,037
Nominees for Election as a Director (included in
  grants to Non-Executive Directors referred to
  above)
  Victor A. Pelson...................................       7,215                     1,210
  Allan Z. Loren.....................................           0                         0

     The closing market price of Dun & Bradstreet Common Stock on February 28, 2001, was $25.10.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE DIRECTORS' STOCK INCENTIVE PLAN (PROPOSAL NO. 5).

                                 PROPOSAL NO. 6

                     SHAREHOLDER PROPOSAL ON IMPLEMENTATION
                           OF THE MACBRIDE PRINCIPLES

     The Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, on behalf of the New York City Teachers' Retirement System, the New York City Fire Dept. Pension Fund Art. 1B, and the New York City Police Pension Fund Art. 2, claiming beneficial ownership of 88,899, 621,210 and 51,809 shares, respectively, together with five co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to the Corporate Secretary of the Company.

SHAREHOLDER PROPOSAL

     WHEREAS, The Dun & Bradstreet Corp. operates a wholly-owned subsidiary in Northern Ireland,

     WHEREAS, for the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

     WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as one of the major causes of sectarian strife in that country:

     WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace Laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

     1. Increasing the representation of individuals from under-represented religious groups in the workforce, including managerial, supervisory, administrative, clerical and technical jobs.

     2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

     3. The banning of provocative religious or political emblems from the workplace.

     4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from under-represented religious groups.

     5. Layoff, recall, and termination procedures should not, in practice favor particular religious groupings.

     6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

     7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

     8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

     9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

     RESOLVED, Shareholders request the Board of Directors to:

     1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

SUPPORTING STATEMENT

     We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

     Implementation of the MacBride Principles by The Dun & Bradstreet Corp. will demonstrate its concern for human rights and equality of opportunity in its international operations.

     Please vote your proxy FOR these concerns.

OPPOSING STATEMENT OF THE BOARD OF DIRECTORS

     In its statements opposing the adoption of identical shareholder proposals presented at the 1989, 1990, 1991, 1992, 1993, 1994, 1995, 1996, 1997, 1998,
1999 and 2000 Annual Meetings of Shareholders, the Board of Directors of the Company and its predecessor parents confirmed the Company's long-standing commitment to equal opportunity in employment and pointed to the Company's firm policy that employment opportunities be extended to applicants and employees on an equal basis, regardless of an individual's race, creed, color, national origin, religion, age, sex or handicap. We confirm that this commitment and policy have not changed over the past year and that they are strongly supported by your Board of Directors.

     The Company's presence in Northern Ireland is limited to a small branch office of Dun & Bradstreet Limited (Irl.) ("D&B Ireland"), which is located in Bangor, Co. Down, and employs 18 people. This office adheres to the standards of the Fair Employment (Northern Ireland) Act of 1989 (the "Act") and to the Company's own policy of equal employment opportunity. In April 1992, D&B Ireland registered with the Fair Employment Commission as required by the Act. None of the Company, D&B Ireland, or, to the Company's knowledge, the appropriate governmental agencies in Northern Ireland, has ever received any complaint of religious or political discrimination with respect to the operations of D&B Ireland, and the Company is satisfied that the employment practices adopted by the Bangor office are fair and non-discriminatory.

     The objective of both the MacBride Principles and the Act is to eliminate employment discrimination in Northern Ireland. The Company wholeheartedly supports this objective. However, by adopting the MacBride Principles, the Company would be accountable to two sets of similar, but not identical, fair employment guidelines. This would be neither necessary nor desirable, particularly in view of the Company's own internal policies and practices with respect to the promotion of fair and equal employment opportunities.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

  OVERVIEW OF EXECUTIVE COMPENSATION PHILOSOPHY AND PROGRAM

     The Compensation & Benefits Committee has overall responsibility for establishing the compensation of the Company's key executives, including its chairman, chief executive officer and president. The Committee consists entirely of independent, nonemployee directors and meets regularly to review and administer the executive compensation program to ensure that it continues to support the business goals of the Company.

     The Company's 2000 executive compensation program was designed to:

     - Attract, motivate and retain top leadership by providing a total compensation opportunity that was competitive with the Company's market for executive talent; and

     - Strengthen the relationship between pay and Company performance and the alignment of executive and shareholder interests.

     To meet these objectives, the Committee considered both quantitative and qualitative factors in making pay decisions for executive officers of the Company. These factors ranged from the Committee's consideration of competitive pay practices to its review of business results and judgment of individual performance.

     In conjunction with the September 2000 Spin-Off, the Company determined to maintain the executive compensation program of Old D&B for the balance of fiscal year 2000. This executive compensation program consisted of the following three components:

     - Base Salaries. In setting base salaries of executive officers, a variety of factors were considered including: individual performance, competencies, skills and prior experience; scope of responsibility and accountability within the organization; and pay levels in the compensation comparison group (i.e., a select group of companies that provide business information and technology services).

     - Annual Cash Incentives. Through annual cash incentives, a significant portion of total 2000 cash compensation was "at risk" and paid based on performance against predetermined annual goals. These goals, or performance measures, were set early in the year after a detailed review by the Board of Directors of the annual operating budget. Minimum and target levels of performance were established for each performance goal. Under this program, a full bonus is earned for a measure if the target is achieved. Achievement below the target results in a smaller bonus for that measure; achievement above the target yields a larger bonus. No bonus is earned for a performance below the minimum level. The performance measures for 2000 were apportioned into two key categories: 90% was apportioned to financial goals such as earnings per share ("EPS"), business unit operating income, revenue growth, cash flow, or other appropriate financial objectives; and 10% was apportioned to improvement in the employee satisfaction index as measured by the Company's Business Effectiveness Survey. The Business Effectiveness Survey measures employee perspectives in a number of important areas such as leadership, strategy and work environment.

     - Long-term Incentives. Approximately half of the total compensation opportunity awarded in 2000 to executive officers was equity-based (stock options) and was delivered through the long-term incentive program. This emphasis on equity compensation reflects the Committee's view that there should be a close alignment between executive rewards and shareholder value creation.

     In addition to the annual longer-term incentive awards, at times the Committee granted special equity-based awards to address specific recruitment, retention or business issues.

     COMPANY PERFORMANCE

     In linking executive pay to performance, the Committee believed that the most important measure of Company performance is the increase in long-term shareholder value, attained through improvements in EPS, operating income and revenue growth. The Committee also established goals linked to qualitative strategic, team, and individual measures that it believed were critical in increasing the longer-term value of the Company to its shareholders.

     In evaluating executive performance for 2000, the Committee considered the performance of Old D&B prior to the Spin-Off as well as the performance of the Company after the Spin-Off. The Committee believed this approach to be appropriate since a majority of the senior executives of Old D&B remained with the Company after the Spin-Off.

     In 2000, overall Company results (on a continuing operations basis and excluding one-time items) were above target as evidenced by the following:

     - EPS growth of 20.0%, which was above target;

     - Operating income growth of 20.7%, which was also above target;

     - Revenue growth of 4.3% (before the effect of foreign exchange), in line with the yearly goal; and

     - Operating cash flow results of $255.2 million, which was above target.

     In addition, the Company's employee satisfaction index as measured by the Business Effectiveness Survey improved 9%, which was above the improvement goal set by the Old D&B Committee.

     Based on these results, the Committee approved the 2000 compensation awards for executive officers shown in the Summary Compensation Table that follows this report.

     COMPENSATION OF THE CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT

     The determination of Allan Z. Loren's compensation, as reflected in his employment agreement, was based on a consideration of competitive pay practices and the recruitment needs of the Company.

     Total Cash Compensation. Effective May 30, 2000, Allan Z. Loren was hired as the chairman and chief executive officer of the D&B operating company (which became the Company in the Spin-Off). Mr. Loren's employment agreement provided for an initial annual salary of $700,000 and a sign-on bonus of $1,160,400 payable as follows: $460,400 in January 2001 and $700,000 in January 2002. His employment agreement also provided for a maximum annual cash incentive opportunity of 100% of base salary, or $700,000. Mr. Loren's maximum annual cash incentive opportunity was apportioned 100% to earnings above the stated target for the D&B operating company for the second half of 2000. Based on performance against this criteria, Mr. Loren was awarded a bonus of $367,500, which reflects performance 10.5% above target.

     Long-term Compensation. Approximately 75% of Mr. Loren's 2000 target total compensation (i.e., base salary plus annual cash incentive opportunity and the value of long-term grants) consisted of equity-based awards. Mr. Loren was issued two separate long-term equity grants in 2000: the first grant, made upon hire on May 30, 2000, consisted of 500,000 stock options and 75,000 shares of restricted stock in Old D&B; the second grant of 237,133 stock options in the Company was approved by the Committee on December 4, 2000, after consideration of performance and pay positioning versus the Company's compensation comparison group.

     Effect of the Spin-Off on Long-term Compensation. As a result of the Spin-Off, Mr. Loren's May 30, 2000, grants of stock options and restricted stock in Old D&B were replaced with grants of 1,012,867 stock options and 151,930 shares of restricted stock in the Company. The replacement method approved by the Board of Directors was designed to preserve the aggregate value of the long-term grants as calculated immediately before the Spin-Off.

     TAX DEDUCTIBILITY

     Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the Company's chairman, chief executive officer and president or to any of the Company's four highest-paid other executive officers unless certain specific and detailed criteria are satisfied. The Committee considers the anticipated tax treatment to the Company and its executive officers in its review and establishment of compensation programs and payments, but has determined that it will not necessarily seek to limit compensation to that deductible under Section 162(m).

     COMPENSATION & BENEFITS COMMITTEE

     Ronald L. Kuehn, Jr., Chairman
     Victor A. Pelson
     Michael R. Quinlan

SUMMARY COMPENSATION TABLE(1)

                                                                                LONG-TERM COMPENSATION
                                                                          -----------------------------------
                                                                                  AWARDS
                                             ANNUAL COMPENSATION          -----------------------    PAYOUTS
                                       --------------------------------                SECURITIES   ---------
                                                              OTHER       RESTRICTED   UNDERLYING   LONG-TERM
                                                              ANNUAL        STOCK       OPTIONS/    INCENTIVE    ALL OTHER
                                       SALARY     BONUS    COMPENSATION    AWARD(S)       SARS       PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR     ($)     ($)(2)       ($)(3)        ($)(4)       (#)(5)      ($)(6)        ($)(7)
---------------------------     ----   -------   -------   ------------   ----------   ----------   ---------   ------------
Allan Z. Loren,...............  2000   413,194   827,900     284,962      2,282,813    1,250,000           0        8,292
  Chairman, Chief Executive
  Officer & President(8)
Frank S. Sowinski.............  2000   540,000   601,300           0              0            0     167,214       17,267
  Senior Vice President,        1999   447,708   111,014           0              0       83,200     156,168       29,235
  Marketing(9)
Andre Dahan...................  2000   535,000   551,120           0              0       88,600       4,762       15,383
  Senior Vice President,        1999   506,667    86,156           0              0       66,800     147,008       22,607
  Electronic Commerce
Chester J. Geveda, Jr.........  2000   410,000   388,693           0              0       46,800      89,078       10,864
  Vice President & Controller,  1999   280,000    62,659           0              0       35,500      83,564       13,403
  Acting Chief Financial
    Officer
Peter J. Ross.................  2000   310,000   275,310           0              0       60,000      90,576        7,163
  Senior Vice President,        1999   244,000    59,548           0              0       38,800     102,249       11,628
  Human Resources

---------------
(1) Reflects compensation awarded or earned during 2000 and 1999, which includes periods prior to the Spin-Off.

(2) The bonus amounts shown were earned with respect to each year indicated and paid in the following year. Mr. Loren's bonus amount also includes the 2001 installment of his sign-on bonus of $460,400.

(3) The amounts shown for Mr. Loren include: personal use of automobile, $7,235; temporary housing and relocation allowance, $149,565; and taxes, $128,162.

(4) Amounts shown represent the dollar value of restricted stock on the date of grant. On May 30, 2000, Mr. Loren was granted 75,000 shares of restricted Common Stock of Old D&B. In connection with the Spin-Off, these shares were replaced with 151,930 shares of restricted Common Stock of the Company. Mr. Loren's restricted stock will vest in full on May 30, 2003. The number and value of the aggregate restricted stock holdings of the named executive officers at December 29, 2000 were: Messrs. Sowinski, Dahan, Ross and Geveda, none; Mr. Loren, 151,930 shares ($3,931,189). The terms of grant provide for the payment of dividends at the same rate established from time to time for the Common Stock. The Company does not currently anticipate paying dividends on its Common Stock.

(5) Amounts shown represent the number of non-qualified stock options granted each year. Except for the May 30, 2000, grant to Mr. Loren described below, only newly issued option grants made by the Company during 2000 are included in the Summary Compensation Table. In addition to the options listed in the table, "Substitute Options" were issued in replacement of Old D&B options that were canceled as of the Spin-Off date. See footnote (3) to the table labeled "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" for a description of these Substitute Options. With regard to Mr. Loren, on May 30, 2000, Mr. Loren was granted an option to purchase 500,000 shares of Old D&B Common Stock in accordance with his employment agreement dated May 15, 2000. In connection with the Spin-Off, this option was converted into an option to purchase 1,012,867 shares of Common Stock of the Company, which amount is included in the total amount for Mr. Loren. Amounts shown for 1999 represent the original number of Old D&B options granted in that year. These shares are among the Old D&B options that were canceled and replaced with Substitute Options. Limited SARs are granted in tandem with all options awarded to executive officers.

(6) The amounts shown represent the dollar value of shares of Old D&B Common Stock granted by Old D&B in February 2000 and February 1999, respectively, based on the achievement of cumulative 1998-1999 and 1997-1998 performance goals, respectively.

(7) Amounts shown represent aggregate annual Company contributions for the account of each named executive officer under the Dun & Bradstreet Profit Participation Plan ("PPP") and the Profit Participation Benefit Equalization Plan ("PPBEP"), which plans are open to substantially all employees of the Company and certain subsidiaries. The PPP is a tax-qualified defined contribution plan and the PPBEP is a non-qualified plan that provides benefits to participants in the PPP equal to the amount of Company contributions that would have been made to the participants' PPP accounts but for certain federal tax laws.

(8) The salary and bonus for Mr. Loren represent the amount earned from his date of employment, May 30, 2000.

(9) Mr. Sowinski will resign from all positions with the Company effective April 4, 2001 and will be entitled to certain benefits under his severance arrangement, which is described on pages 27-28 of this Proxy Statement.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                 NUMBER OF
                                SECURITIES       % OF TOTAL
                                UNDERLYING      OPTIONS/ SARS    EXERCISE
                               OPTIONS/ SARS     GRANTED TO       OR BASE                    GRANT DATE
                                  GRANTED       EMPLOYEES IN       PRICE      EXPIRATION    PRESENT VALUE
NAME(1)                           (#)(2)         FISCAL YEAR     ($/SHARE)       DATE          ($)(3)
-------                        -------------    -------------    ---------    ----------    -------------
Allan Z. Loren...............     237,133           7.42%         23.7188      12/04/10       1,993,814
Andre Dahan..................      88,600           2.77%         23.7188      12/04/10         841,168
Chester J. Geveda, Jr........      46,800           1.46%         23.7188      12/04/10         444,319
Peter J. Ross................      60,000           1.88%         23.7188      12/04/10         569,640

---------------
(1) Mr. Sowinski did not receive any option grants during 2000.

(2) All options (other than those granted to Mr. Loren) become exercisable in three equal annual installments commencing on December 4, 2003, the third anniversary of the grant. Mr. Loren's option that expires on December 4, 2010, becomes fully exercisable on May 30, 2003. In addition to the options listed in the table, on May 30, 2000, Old D&B granted Mr. Loren an option to purchase 500,000 shares of Old D&B Common Stock, which at the time of the Spin-Off was replaced with an option to purchase 1,012,867 shares of Common Stock of the Company. This grant represented 38.7% of the total number of Old D&B options granted to Old D&B employees in 2000 prior to the Spin-Off. This option has an exercise price of $15.0563 after adjustment into Company options in connection with the Spin-Off, expires on May 30, 2010 and becomes fully exercisable on May 30, 2003. This option has a grant date present value of $4,173,000, which is based on the Black-Scholes option valuation model, which makes the following assumptions: an expected stock-price volatility factor of 30%; a risk-free rate of return of 6.65%; a dividend yield of 2.4%; and a weighted average exercise date of four years from date of grant.

    All option grants were made in tandem with Limited SARs. Limited SARs are exercisable only if and to the extent that the related option is exercisable, and are exercisable only during the 30-day period following the acquisition of at least 20% of the outstanding Company Common Stock pursuant to a tender or exchange offer not made by the Company. Each Limited SAR permits the holder to receive cash equal to the excess over the related option exercise price of the highest price paid pursuant to a tender or exchange offer for Company Common Stock that is in effect at any time during the 60 days preceding the date upon which the Limited SAR is exercised. Limited SARs can be exercised regardless of whether the Company supports or opposes the offer.

(3) Grant date present value is based on the Black-Scholes option valuation model, which makes the following assumptions for the grants expiring on December 4, 2010: an expected stock-price volatility factor of 35%; a risk-free rate of return of 5.49% for Mr. Loren and 5.47% for the remaining executives; a dividend yield of 0.0%; and a weighted average exercise date of four years from the date of grant for Mr. Loren and five years from date of grant for the remaining executives. The Black-Scholes assumptions set forth in this Proxy Statement may or may not be fulfilled. The amounts shown cannot be considered a prediction of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS/
                                                SHARES                   OPTIONS/ SARS AT FISCAL           SARS AT FISCAL
                                              ACQUIRED ON    VALUE             YEAR-END(#)                YEAR-END($)(2)(3)
                                               EXERCISE     REALIZED   ---------------------------   ---------------------------
{NAME}                                            (#)        ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------                                        -----------   --------   -----------   -------------   -----------   -------------
Allan Z. Loren          New Options.........         0            0           0          237,133             0         511,306
                        Substitute
                        Options.............         0            0           0        1,012,867             0      10,957,904
Frank S. Sowinski       New Options.........         0            0           0                0             0               0
                        Substitute
                        Options.............     3,554       50,492      60,485           77,368       892,136         890,413
Andre Dahan             New Options.........         0            0           0           88,600             0         191,039
                        Substitute
                        Options.............         0            0      24,390           79,620       308,083         939,231
Chester J. Geveda, Jr.  New Options.........         0            0           0           46,800             0         100,910
                        Substitute
                        Options.............     3,390       55,748      53,657           40,987       797,867         481,514
Peter J. Ross           New Options.........         0            0           0           60,000             0         129,372
                        Substitute
                        Options.............     6,065      100,950      59,264           38,734       889,237         445,768

---------------
(1) Amounts shown represent the value realized upon the exercise of options during 2000, which equals the difference between the exercise price of the options and the average of the high and low market price of the underlying Common Stock on the exercise date. With the exception of Mr. Geveda, all option exercises occurred after the Spin-Off. Mr. Geveda's exercise occurred prior to the Spin-Off, and the shares acquired and the value realized reflect shares of Old D&B.

(2) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price of the underlying Common Stock of $25.875 on December 29, 2000. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

(3) "New Options" represent newly issued option grants made by the Company during 2000. In connection with the Spin-Off, unexercised Old D&B options held by the named executive officers, other than Mr. Loren, were adjusted to comprise options to purchase Moody's Corporation Common Stock and separately exercisable options to purchase Company Common Stock. Mr. Loren's Old D&B options were converted solely into options to acquire Company Common Stock. "Substitute Options" represent the separately exercisable options to purchase Company Common Stock referred to in the prior two sentences. The number and exercise price of the Substitute Options were determined based on a formula designed to preserve the aggregate value of long-term grants as calculated immediately before the Spin-Off. The vesting schedules and expiration dates of the Substitute Options are identical to the Old D&B options that were adjusted.

RETIREMENT BENEFITS

     The following table sets forth the estimated aggregate annual benefits payable under Dun & Bradstreet's Retirement Account Plan, Pension Benefit Equalization Plan ("PBEP") and Supplemental Executive Benefit Plan ("SEBP") as in effect during 2000 to persons in specified average final compensation and credited service classifications upon retirement at age 65. Amounts shown in the table include U.S. Social Security benefits that would be deducted in calculating benefits payable under these plans. These aggregate annual retirement benefits do not increase as a result of additional credited service after 20 years.

                                           ESTIMATED AGGREGATE ANNUAL RETIREMENT BENEFIT
                                                FINAL ASSUMING CREDITED SERVICE OF:
           AVERAGE FINAL              --------------------------------------------------------
            COMPENSATION              5 YEARS     10 YEARS    15 YEARS    20 YEARS    25 YEARS
------------------------------------  --------    --------    --------    --------    --------
$  350,000..........................  $ 70,000    $140,000    $175,000    $210,000    $210,000
   400,000..........................    80,000     160,000     200,000     240,000     240,000
   450,000..........................    90,000     180,000     225,000     270,000     270,000
   500,000..........................   100,000     200,000     250,000     300,000     300,000
   550,000..........................   110,000     220,000     275,000     330,000     330,000
   600,000..........................   120,000     240,000     300,000     360,000     360,000
   650,000..........................   130,000     260,000     325,000     390,000     390,000
   750,000..........................   150,000     300,000     375,000     450,000     450,000
   850,000..........................   170,000     340,000     425,000     510,000     510,000
   950,000..........................   190,000     380,000     475,000     570,000     570,000
 1,000,000..........................   200,000     400,000     500,000     600,000     600,000

     The number of full years of credited service under the plans for Messrs. Loren, Dahan, Sowinski, Geveda and Ross are 0, 3, 16, 26 and 15, respectively.

     Compensation, for the purpose of determining retirement benefits, consists of salary, wages, regular cash bonuses, commissions and overtime pay. Severance pay, contingent payments and other forms of special remuneration are excluded. Bonuses included in the Summary Compensation Table are normally not paid until the year following the year in which they are accrued and expensed; therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year, but paid in the current year, are part of retirement compensation in the current year, and current year's bonuses accrued and included in the Summary Compensation Table are not.

     For the reasons discussed above, compensation for determining retirement benefits for the named executive officers differed by more than 10% from the amounts shown in the Summary Compensation Table. 2000 compensation for purposes of determining retirement benefits for Messrs. Loren, Dahan, Sowinski, Geveda and Ross was $413,194, $621,156, $651,014, $472,659, and $369,548, respectively.

     Average final compensation is defined as the highest average annual compensation during five consecutive 12-month periods in the last ten consecutive 12-month periods of the member's credited service. Members vest in their accrued retirement benefit upon completion of five years of service. The benefits shown in the table above are calculated on a straight-life annuity basis.

     The Retirement Account Plan, together with the PBEP, provides retirement income based on a percentage of annual compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%, based on age and credited service. Amounts allocated also receive interest credits based on 30-year Treasuries with a minimum compounded annual interest credit rate of 3%.

     The SEBP provides retirement benefits in addition to the benefits provided under the Retirement Account Plan and the PBEP. The SEBP has the effect of increasing the retirement benefits under the Retirement Account Plan and the PBEP to the amounts shown in the preceding table. The SEBP provides maximum benefits after 20 years.

EMPLOYMENT, CHANGE-IN-CONTROL AND SEVERANCE ARRANGEMENTS

     EMPLOYMENT ARRANGEMENTS

     On May 15, 2000, Old D&B entered into an employment agreement with Mr. Loren. The term of the agreement began on May 30, 2000, and ends on May 30, 2003, subject to extension upon mutual agreement by the parties. The employment agreement was assigned to the Company in connection with the Spin-Off. The employment agreement provides that Mr. Loren will serve as Chief Executive Officer and Chairman of the

Board of Directors of the Company (Mr. Loren was appointed President of the Company on October 5, 2000). The employment agreement also provides for an annual base salary of $700,000 and sign-on bonuses of $460,400 (paid in January
2001) and $700,000 (payable in January 2002). Mr. Loren is also entitled to an annual bonus if certain performance criteria are attained. The employment agreement provides that the maximum bonus for fiscal year 2000 and fiscal year 2001 will equal 100% of his annual base salary and is based on performance goals in excess of estimated performance by the Company. The target bonus for fiscal years 2002 and each fiscal year thereafter will equal 100% of his annual base salary, with a maximum annual bonus of 200% of his annual base salary. Mr. Loren received an annual bonus of $367,500 for fiscal year 2000. Upon the commencement of his employment, Mr. Loren was granted a stock option to purchase 500,000 shares of Old D&B Common Stock and 75,000 shares of Old D&B restricted Common Stock. As of the Spin-Off, this stock option was canceled and replaced with a stock option to purchase 1,012,867 shares of Common Stock of the Company, and the grant of restricted stock was canceled and replaced with a grant of 151,930 shares of restricted Common Stock of the Company. Subject to Mr. Loren's continued employment, both the stock option and the restricted stock vest on May 30, 2003. However, if Mr. Loren is terminated by the Company without cause (as defined in the employment agreement), terminates his employment for good reason (as defined in the employment agreement), dies or becomes disabled, or a change in control of the Company occurs, the stock option and the restricted stock will immediately vest. In addition, if Mr. Loren's employment is terminated by the Company without cause or Mr. Loren terminates his employment for good reason, Mr. Loren will be entitled to continued payment of his annual base salary until May 30, 2003, and, to the extent not previously paid, his sign-on bonuses and his target bonuses for fiscal year 2002 and fiscal year 2003 (prorated for the partial year), but in no event will Mr. Loren receive less than one year's annual base salary plus $700,000.

     On October 1, 1999, a subsidiary of Old D&B entered into an employment agreement with Mr. Dahan. The term of the employment agreement began on October 1, 1999 and ends on October 1, 2001. The employment agreement was assigned to the Company in connection with the Spin-Off. The employment agreement provides that Mr. Dahan's annual base salary and annual target bonus will be not less than $520,000 and $260,000, respectively, during the term of the employment agreement. If, during the term of the employment agreement, Mr. Dahan's employment is terminated other than as a result of disability, voluntary resignation, for cause (as defined in the agreement) or following a change in control (as defined in the agreement), Mr. Dahan will be entitled to a salary continuation benefit of 200% of the sum of (i) his annual base salary in effect at the time of termination and (ii) his annual target bonus opportunity under the bonus plan in which he is participating at the time of termination. During the salary continuation period, Mr. Dahan would also be entitled to continued medical, dental and life insurance benefits. If Mr. Dahan's employment is terminated due to disability, voluntary resignation or following a change in control, he will be entitled to a prorated portion of the actual annual bonus that he would have received had he remained employed through the end of the year of such termination. Furthermore, upon termination other than as a result of his unilateral resignation, Mr. Dahan would be entitled to an enhanced benefit under the Company's Supplemental Executive Benefit Plan.

     CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into agreements with the executive officers named in the Summary Compensation Table above providing for certain benefits upon actual or constructive termination of employment in the event of a change in control of the Company. With respect to Messrs. Loren, Dahan, Sowinski and Ross, if, following a change in control, the executive is terminated other than for cause or by reason of death, disability or normal retirement, or the executive terminates employment for "good reason" (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), the executive shall be entitled to receive: (i) a lump sum payment equal to three times the sum of salary plus annual target bonus then in effect; (ii) continuation of welfare benefits and certain perquisites for three years; (iii) retiree medical and life insurance benefits starting at age 55; (iv) outplacement consulting in the amount of 20% of the sum of salary plus annual target bonus then in effect, but not exceeding $100,000; (v) immediate vesting of certain entitlements; (vi) a prorated annual target bonus for the year in which the change in control occurs and a full target bonus for all other bonus plans in effect at the time of termination; and (vii) payment of any excise taxes due in respect of the foregoing benefits. The agreement for Mr. Geveda is substantially the same as those described above, except that: (1) the lump sum payment is equal to two times the sum of salary plus bonus opportunity; (2) welfare benefits and certain perquisites will continue for two years; and (3) outplacement consulting will be in the amount of 15% of the sum of salary plus guideline bonus opportunity, but not exceeding $50,000.

     SEVERANCE ARRANGEMENTS

     The Company has adopted an Executive Transition Plan ("ETP") that provides severance benefits for the Company's Chief Executive Officer and other designated executives. The ETP currently provides for the payment of severance benefits if an eligible executive's employment terminates by reason of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed resignation. In the event of an eligible termination, the executive will be paid 104 weeks of salary continuation and (unless the executive's employment is terminated by the Company for unsatisfactory performance) the executive's guideline annual bonus opportunity for the year of termination, payment of which will be prorated annually over a period equal to the number of weeks of salary continuation. Salary continuation is payable at the times the executive's salary would have been paid if employment had not terminated. In addition, the executive will receive continued medical, dental and life insurance benefits during the salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being provided by the Company. Except in the case of a termination by the Company for unsatisfactory performance, the executive also will receive: (i) a prorated portion of the actual bonus for the year of termination that would have been payable to the executive under the annual bonus plan in which the executive is participating; (ii) cash payments equal in value to a prorated portion of any "performance-based awards" under the Company's stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and (iii) financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to the termination of employment. The ETP gives the Company's Chief Executive Officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the ETP, other than the Chief Executive Officer; the Compensation & Benefits Committee of the Company has this discretion with respect to the Chief Executive Officer.

     Executive officers who do not participate in the ETP are eligible for severance benefits under the Company's Career Transition Plan ("CTP"). The CTP generally provides for the payment of benefits if an eligible executive's employment terminates by reason of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed resignation. In the event of an eligible termination, an executive officer will be paid 52 weeks of salary continuation (26 weeks if the executive is terminated by the Company for unsatisfactory performance), payable at the times the executive's salary would have been paid if employment had not terminated. For this purpose, salary consists of the executive's annual base salary at the time of termination. In addition, the executive will receive continued medical, dental and life insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being provided by the Company. Except in the case of a termination by the Company for unsatisfactory performance, the executive also will receive: (i) a prorated portion of the actual bonus for the year of termination that would have been payable to the executive under the annual bonus plan in which the executive is participating, provided that the executive was employed for at least six full months during the calendar year of termination;
(ii) cash payments equal in value to a prorated portion of any "performance-based awards" under the Company's stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and (iii) financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to termination of employment. The CTP gives the Company's Chief Executive Officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the CTP.

     Mr. Loren has waived participation in both the ETP and CTP, subject to the provisions of his employment agreement with the Company described above. Mr. Dahan has waived participation in the CTP, subject to the provisions of his employment agreement with the Company described above. Mr. Sowinski had been designated as a participant in the ETP. Mr. Sowinski will resign from all positions with the Company effective April 4, 2001, and will receive the benefits described in the first paragraph of this section. All other executive officers named in the Summary Compensation Table above currently participate in the CTP.

COMPENSATION OF DIRECTORS

     Only non-employee directors receive compensation for serving on the Board. Compensation in 2000 was delivered through a combination of equity awards and cash, with equity representing approximately 65% of total targeted compensation.

     2000 Compensation Program for Non-Employee Directors. In conjunction with the Spin-Off, the Board of Directors determined to maintain the non-employee director compensation program of Old D&B for the balance of the Company's fiscal year 2000. The Board felt this was appropriate given that all non-employee members of the Company's Board had previously served on the Board of Old D&B. Pursuant to this program, the Company's non-employee directors received the following compensation with respect to their service on the Company's Board during 2000:

     - A retainer of $6,250 (representing a prorata portion of Old D&B's $25,000 annual retainer);

     - A Committee chair retainer of $1,000 (representing a prorata portion of Old D&B's $4,000 annual chair retainer); and

     - $1,000 for each Board or committee meeting attended.

     In addition, pursuant to the Old D&B compensation program, the Company's directors had received in December 1999 an award of 5,000 Old D&B stock options. In connection with the Spin-Off, these options were canceled and replaced with options to acquire 2,500 shares of the Company's Common Stock and 5,000 shares of Moody's Corporation Common Stock.

     In connection with the Spin-Off, the Board of the Company continued in effect Old D&B's deferred compensation program for non-employee directors. Under this plan, a non-employee director may elect to defer receipt of all or a portion of the retainer and meeting fees until after termination of Board service. Deferred amounts are credited to an account and receive the rate of return earned by one or more investment options in the employee Profit Participation Plan as selected by the director. Upon the occurrence of a change in control of the Company: (i) a lump sum payment shall be made to each director of the amount credited to the director's deferred account on the date of the change in control; and (ii) the total amount credited to each director's deferred account from the date of the change in control until the date such director ceases to be a director shall be paid in a lump sum at that time. In addition, any notice by a director to change or terminate an election to defer retainers and fees given on or before the date of the change in control shall be effective as of the date of the change in control rather than the end of the calendar year.

     2001 Director Compensation Program. Effective January 1, 2001, the Board of Directors adopted a new non-employee director compensation program consisting of equity-based awards and cash, with equity representing at least 75% of total targeted compensation. Each non-employee director will receive an annual grant of stock options with a nominal grant value (based on a Black-Scholes methodology) of $50,000 and an annual retainer of $50,000. Half of the annual retainer will be paid in restricted stock units (payable in shares of Common Stock upon vesting) and the balance in cash. Committee chairpersons will receive $5,000 annual cash retainers. Directors may elect to convert Committee chairperson retainers and the cash portion of their annual retainers into additional restricted stock units at a 10% conversion premium or defer such cash amounts in the Deferred Compensation Plan described above.

     No separate fees will be paid for attendance at Board or committee meetings.

     In addition, each new non-employee director will receive a one-time stock option grant with a nominal value of $25,000 upon his or her appointment to the Board.

                                 OTHER MATTERS

     Dun & Bradstreet knows of no matters, other than those referred to herein, that will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholder proposals intended to be included in the Company's Proxy Statement for the Annual Meeting of Shareholders in 2002 must be received by the Company no later than November 14, 2001.

     Under the Company's by-laws, a shareholder proposal for the 2002 Annual Meeting of Shareholders that is not intended to be included in the Company's Proxy Statement must be received by the Company no later than January 28, 2002. Any such proposal must also comply with the other provisions contained in the Company's by-laws relating to shareholder proposals.

March 14, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

MEMBERSHIP AND MEETINGS

     The Committee shall be comprised of not less than three nor more than seven directors, as appointed by the Board.

     Each member of the Committee is to have no relationship to the Corporation that may interfere with the exercise of his or her independence from the Corporation and the Corporation's management. The Committee will meet the independence and experience requirements of The New York Stock Exchange, Inc. ("NYSE").

     Meetings shall be held on a regularly-scheduled basis and additional meetings shall be held as needed.

     Meetings of the Committee should also be attended by representatives of the Company's principal external auditors ("Independent Auditors"), the Chief Financial Officer, the Controller, the Director of Internal Audit, the Chief Legal Counsel and others as and when deemed appropriate by the Committee. The Committee shall meet privately with such persons or groups, whenever the Committee deems it appropriate.

FUNCTIONS

     The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities relating to financial information that will be provided to the shareholders and others, the systems of internal controls which management and the Board have established, and the audit process. The Committee will fulfill its duties and responsibilities primarily by carrying out the activities enumerated below.

DUTIES AND RESPONSIBILITIES

     To fulfill its duties and responsibilities, the Committee shall undertake the following:

     FINANCIAL REPORTING

     1. The Committee shall review with the Independent Auditors and internal auditors, the adequacy of the Corporation's financial reporting processes, both internal and external.

     2. The Committee shall review significant changes in accounting principles, any significant disagreements between management and the Independent Auditors and other significant matters in connection with the preparation of the Corporation's financial statements.

     3. The Committee shall review with management and the Independent Auditors the Corporation's audited financial statements, including a discussion with the Independent Auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS 61").

     4. The Committee or its Chairperson shall review the Corporation's Quarterly Reports on Form 10-Q with management and the Independent Auditors prior to their filing, including a discussion with the Independent Auditors of the matters required to be discussed by SAS 61.

     5. The Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Reports on Form 10-K.

     INDEPENDENT AUDITORS

     1. The Committee shall review the performance of the Independent Auditors and make recommendations to the Board regarding their appointment or termination. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Auditors (whose appointment for periods following the Corporation's next annual meeting shall be subject to shareholder ratification). The Independent Auditors are ultimately accountable to the Committee and the Board for their review of the financial statements and controls of the Corporation.

     2. The Committee shall oversee independence of the Independent Auditors by:

     - receiving from the Independent Auditors, on a periodic basis, a formal written statement delineating all relationships between the Independent Auditors and the Corporation and containing such other information as may be required by Independence Standards Board Standard 1;

     - reviewing, and discussing with the Board, if necessary, and the Independent Auditors, on a periodic basis, any disclosed relationships or services (whether between the Independent Auditors and the Corporation or otherwise) that may impact the objectivity or independence of the Independent Auditors; and

     - recommending, if necessary, that the Board take action in response to disclosures by the Independent Auditors to satisfy itself regarding the independence of the Independent Auditors.

     CHARTER AND PROXY STATEMENT REPORTS

     1. The Committee shall review and reassess the adequacy of this Charter annually.

     2. The Committee shall oversee preparation of reports required to be included in the Corporation's proxy statements.

     COMPLIANCE/GENERAL

     1. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     2. The Committee shall review with the Independent Auditors and internal auditors the adequacy of the Company's internal controls.

     3. The Committee shall review (a) the status of compliance with laws, regulations, and internal procedures, (b) contingent liabilities and risks that may be material to the Company, (c) the scope and status of systems designed to assure compliance with laws, regulations, and internal procedures, and (d) major legislative and regulatory developments which could materially impact the Company. This will be facilitated through the receipt of reports from management, legal counsel and other third parties as determined by the Committee.

     4. On a periodic basis, the Committee shall review and discuss with management the results of management's efforts to monitor compliance with the Corporation's code of conduct.

     5. On an annual basis, the Committee shall review and discuss with management (a) the Corporation's policies and procedures regarding officers' expenses and perquisites and (b) a summary of officers' expenses and use of corporate assets.

     6. The Committee shall report to the Board on its activities on a regular basis.

                                                                      APPENDIX B

                             AUDIT COMMITTEE REPORT

To the Board of Directors:

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Audit Committee has considered whether the independent auditor's provision of non-audit services to the Company is compatible with the auditor's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     AUDIT COMMITTEE

     Victor A. Pelson, Chairman
     Ronald L. Kuehn, Jr.
     Naomi O. Seligman

                                                                      APPENDIX C

                        THE DUN & BRADSTREET CORPORATION
                      COVERED EMPLOYEE CASH INCENTIVE PLAN

1. PURPOSE OF THE PLAN

     The purpose of the Plan is to advance the interests of the Company and its stockholders by providing incentives in the form of periodic cash bonus awards to certain management employees of the Company and its Affiliates, thereby motivating such employees to attain performance goals articulated under the Plan.

2. DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b) Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

          (c) Award:  A periodic cash bonus award granted pursuant to the Plan.

          (d) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (e) Board:  The Board of Directors of the Company.

          (f) Change in Control:  The occurrence of any of the following events:

             (i) any "Person" as such term is used in Section 13(d) and 14(d) of the Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

             (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds
        ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and
        (B) after which no Person would
        hold 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

             (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (g) Code: The internal Revenue Code of 1986, as amended, or any successor thereto.

          (h) Committee: The Compensation and Benefits Committee of the Board, or any successor thereto or any other committee designated by the Board to assume the obligations of the Committee hereunder.

          (i) Company:  The Dun & Bradstreet Corporation.

          (j) Covered Employee: An employee who is, or who is anticipated to become, a covered employee, as such term is defined in Section 162(m) of the Code (or any successor section thereto).

          (k) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 13 of the Plan.

          (l) Participant: A Covered Employee of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

          (m) Performance Period: The calendar year or any other period that the Committee, in its sole discretion, may determine.

          (n) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act or any successor sections thereto.

          (o) Plan: The Dun & Bradstreet Corporation Covered Employee Cash Incentive Plan.

          (p) Shares: Shares of common stock, par value $0.01 per Share, of the Company.

          (q) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. ADMINISTRATION

     The Plan shall be administered by the Committee or such other persons designated by the Board. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two-individuals who are each "non-employee directors" within the meaning of Rule 16b-3 of the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee shall have the authority to select the Covered Employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award), to determine the time when Awards will be made and the Performance Period to which they relate, to establish performance objectives in respect of such Performance Periods and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. To the extent consistent with the applicable provisions of Sections 162(m) of the Code, the Committee may delegate to one or more employees of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.

4. ELIGIBILITY AND PARTICIPATION

     The Committee shall designate those persons who shall be Participants for each Performance Period. Participants shall be selected from among the Covered Employees of the Company and any of its Subsidiaries who are in a position to have a material impact on the results of the operations of the Company or of one or more of its Subsidiaries.

5. AWARDS

          (a) Performance Goals. A Participant's Award shall be determined based on the attainment of written performance goals approved by the Committee for a Performance Period established by the Committee (i) while the outcome for the Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance goal relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Performance Period. The performance goals, which must be objective, shall be based upon one or more or the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management;
     (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins
     (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies of indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with
     Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. The maximum amount of an Award to any Participant with respect to a fiscal year of the Company shall be $3,000,000.

          (b) Payment. The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Award. No Awards will be paid for such Performance Period until such certification is made by the Committee. The amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee. The amount of the Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period.

          (c) Compliance with Section 162(m) of the Code. The provisions of this Section 5 shall be administered and interpreted in accordance with
     Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards; provided, however, that the Committee may, in its sole discretion, administer the Plan in violation of
     Section 162(m) of the Code.

          (d) Termination of Employment. If a Participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the Participant's employment is otherwise terminated (except with cause by the Company, as determined by the Committee in its sole discretion) during a Performance Period (other than a Performance Period in which a Change in Control occurs), a pro rata share of the Participant's award based on the period of actual participation shall be paid to the Participant after the end of the Performance Period if it would have become earned and payable had the Participant's employment status not changed; provided, however, that the amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee.

6. AMENDMENTS OR TERMINATION

     The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would diminish any of the rights under any Award theretofore granted to a Participant under the Plan without such Participant's consent; provided, however, that the Board of the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board or the Committee may not amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

7. NO RIGHT TO EMPLOYMENT

     Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

8. NONTRANSFERABILITY OF AWARDS

     An award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

9. REDUCTION OF AWARDS

     Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

10. ADJUSTMENTS UPON CERTAIN EVENTS

          (a) Generally. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any similar transaction to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to any affected terms of outstanding Awards.

          (b) Change in Control. In the event that (i) a Participant's employment is actually or constructively terminated during a given Performance Period (the "Affected Performance Period") and (ii) a Change in Control shall have occurred within the 365 days immediately preceding the date of such termination, then such Participant shall receive, promptly after the date of such termination, an Award for the Affected Performance Period as if the performance goals for such Performance Period had been achieved at 100%.

11. MISCELLANEOUS PROVISIONS

     The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Subsidiaries (in which case payment shall be made by such Subsidiary, as appropriate). The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants' rights to the payment hereunder shall be no greater than the rights of the Company's (or

Subsidiary's) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

12. CHOICE OF LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

13. EFFECTIVENESS OF THE PLAN

     The Plan shall be effective as of October 18, 2000.

                                                                      APPENDIX D

                        THE DUN & BRADSTREET CORPORATION
                           2000 STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN

     The purpose of the Plan is to aid the Company and its Affiliates in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b) Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

          (c) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

          (d) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (e) Board:  The Board of Directors of the Company.

          (f) Change in Control:  The occurrence of any of the following events:

             (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

             (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds
        ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person would hold 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

             (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

          (h) Committee: The Compensation and Benefits Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

          (i) Company:  The Dun & Bradstreet Corporation.

          (j) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

          (k) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 17 of the Plan.

          (l) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

          (m) ISO: An Option that complies with Section 422 (or any successor provision) of the Code.

          (n) LSAR:  A limited stock appreciation right granted pursuant to
     Section 8(d) of the Plan.

          (o) Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Plan.

          (p) Option:  A stock option granted pursuant to Section 7 of the Plan.

          (q) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

          (r) Participant: An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

          (s) Performance-Based Awards: Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

          (t) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

          (u) Plan:  The Dun & Bradstreet Corporation 2000 Stock Incentive Plan.

          (v) Post-Retirement Exercise Period:  As such term is defined in
     Section 7(g) of the Plan.

          (w) Retirement: Termination of employment with the Company or an Affiliate after such Participant has attained age 55 and five years of service with the Company; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

          (x) Shares: Shares of common stock, par value $0.01 per Share, of the Company.

          (y) Special Exercise Period: As such term is defined in Section 7(g) of the Plan.

          (z) Spread Value: With respect to a Share subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

          (aa) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 8 of the Plan.

          (bb) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. SHARES SUBJECT TO THE PLAN

     The total number of Shares which may be issued under the Plan is 9,700,000. The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 700,000. An amount not in excess of 6.75% of the total number of shares reserved and available for distribution pursuant to the Plan may be issued for Other Stock-Based Awards pursuant to Section 9. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4. ADMINISTRATION

     The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto); provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or its Affiliates or with which the Company or its Affiliates combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise or grant of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or
(b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 200,000 Shares in each calendar year to Participants who are not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto); provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

5. ELIGIBILITY

     Key employees (but not members of the Committee or any person who serves only as a director) of the Company and its Affiliates, who are from time to time responsible for the management, growth and protection of the business of the Company and its Affiliates, are eligible to be granted Awards under the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

6. LIMITATIONS

     No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7. TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan shall be, as determined by the Committee, nonqualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

          (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

          (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses
     (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such shares of Common Stock have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the occurrence of the exercise date (determined as set forth above) and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

          (d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of
     Section 422 of the Code (or any successor section thereto). Unless otherwise permitted under Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

          (e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

          (f) Exercisability Upon Termination of Employment by Death or Disability. If a Participant's employment with the Company and its Affiliates terminates by reason of death or Disability after the first anniversary of the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death or Disability.

          (g) Exercisability Upon Termination of Employment by Retirement. If a Participant's employment with the Company and its Affiliates terminates by reason of Retirement after the first anniversary of the date of grant of an Option, an unexercised Option may thereafter be exercised during the shorter of (i) the remaining stated term of the Option or (ii) five years after the date of such termination of employment (the "Post-Retirement Exercise Period"), but only to the extent to which such Option was exercisable at the time of such termination of employment or becomes exercisable during the Post-Retirement Exercise Period; provided, however, that if a Participant dies within a period of five years after such termination of employment, an unexercised Option may thereafter be exercised, during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of employment or (B) one year after the date of death (the "Special Exercise Period"), but only to the extent to which such Option was exercisable at the time of such termination of employment or becomes exercisable during the Special Exercise Period.

          (h) Effect of Other Termination of Employment. If a Participant's employment with the Company and its Affiliates terminates (i) for any reason (other than death, Disability or Retirement after the first anniversary of the date of grant of an Option as described above) or (ii) for any reason on or prior to the first anniversary of the date of grant of an Option, an unexercised Option may thereafter be exercised during the period ending 30 days after the date of such termination of employment, but only to the extent to which such Option was exercisable at the time of such termination of employment. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of unvested Options held by a Participant if such Participant is terminated from employment without "cause" (as such term is defined by the Committee in its sole discretion) by the Company.

          (i) Nontransferability of Stock Options. Except as otherwise provided in this Section 7(i), a stock option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of an optionee an option shall be exercisable only by the optionee. An option exercisable after the death of an optionee or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the optionee or such transferee. The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to an optionee to be on terms which permit irrevocable transfer for no consideration by such optionee to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the optionee, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons ("Eligible Transferees"), provided that (x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (y) subsequent transfers of transferred options shall be prohibited except those in accordance with the first sentence of this
     Section 7(i). The Committee may, in its discretion; amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 7(f), 7(g) and 7(h) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(f), 7(g) and 7(h). The Committee may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

          (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

          (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

          (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

          (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

9. OTHER STOCK-BASED AWARDS

          (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). Where the value of an Other Stock-Based Award is based on the Spread Value, the grant or exercise price for such an Award will not be less than 100% of the Fair Market Value on the date of grant.

          (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this
     Section 9 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management;
     (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales;
     (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with
     Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be $5,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of
     Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

          (c) An amount not in excess of 6.75% of the total number of Shares reserved and available for distribution pursuant to the Plan, as determined pursuant to Section 3, may be issued pursuant to Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

10. ADJUSTMENTS UPON CERTAIN EVENTS

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, if any, as it, in its sole discretion and without liability to any person, deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant (iii) the maximum amount of Other Stock-Based Awards based on the Spread Value and Performance-Based Awards that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards.

          (b) Change in Control. In the event of a Change in Control, Awards granted under the Plan shall accelerate as follows: (i) each Option and Stock Appreciation Right shall become immediately vested and exercisable; provided, however, that if such Awards are not exercised prior to the date of the consummation of the Change in Control, the Committee, in its sole discretion and without liability to any person may provide for (A) the payment of a cash amount in exchange for the cancellation of such Award and/or (B) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards (previously granted hereunder) as of the date of the consummation of the Change in Control; (ii) restrictions on Awards of restricted shares shall lapse; and
     (iii) Other Stock-Based Awards shall become payable as if targets for the current period were satisfied at 100%.

11. NO RIGHT TO EMPLOYMENT

     The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

12. SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

13. NONTRANSFERABILITY OF AWARDS

     Except as provided in Section 7(i) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 13 (or any part thereof) to the extent that this Section 13 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

14. AMENDMENTS OR TERMINATION

     The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 10 of the Plan), (1) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, (2) result in any Option being repriced either by lowering the Option Price of any outstanding Option or by canceling an outstanding Option and granting a replacement Option with a lower Option Price, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control. Awards issued prior to termination of the Plan shall not be affected by such termination.

15. INTERNATIONAL PARTICIPANTS

     With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code (or any successor section thereto), the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

16. CHOICE OF LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

17. EFFECTIVENESS OF THE PLAN

     The Plan shall be effective as of October 18, 2000. The plan shall terminate on the day following the Company's 2001 Annual Meeting of Stockholders unless the Plan is ratified by stockholders at such meeting. Awards granted prior to termination of the Plan shall not be affected by such termination.

                                                                      APPENDIX E

                       2000 DUN & BRADSTREET CORPORATION
                  NONEMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN

     The purpose of the Plan is to aid the Company in attracting, retaining and compensating directors and to enable them to increase their ownership of Shares. The Plan will be beneficial to the Company and its stockholders since it will allow nonemployee directors of the Board to have a greater personal financial stake in the Company through the ownership of Shares, in addition to underscoring their common interest with stockholders in increasing the value of the Shares on a long-term basis.

2. DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b) Award: An Option or Other Stock-Based Award granted pursuant to the Plan.

          (c) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (d) Board:  The Board of Directors of the Company.

          (e) Change in Control:  The occurrence of any of the following events:

             (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities.

             (ii) during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
        (i), (iii) or (iv) of this Section, a Director designated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or a Director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof.

             (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and after which no Person holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

             (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

          (g) Company:  The Dun & Bradstreet Corporation.

          (h) D&B:  The Dun & Bradstreet Corporation, a Delaware corporation.

          (i) Disability: Inability to continue to serve as a nonemployee director of the Board due to a medically determinable physical or mental impairment which constitutes a permanent and total disability, as determined by the Board (excluding any member thereof whose own Disability is at issue in a given case) based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Board, in its sole discretion, may require.

          (j) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 14 of the Plan.

          (k) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Board in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

          (l) Option:  A stock option granted pursuant to Section 6 of the Plan.

          (m) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(b) of the Plan.

          (n) Other Stock-Based Awards: Awards granted pursuant to Section 7 of the Plan.

          (o) Participant: Any director of the Company who is not an employee of the Company or any Subsidiary of the Company as of the date that an Award is granted.

          (p) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

          (q) Plan: The 2000 Dun & Bradstreet Corporation Nonemployee Directors' Stock Incentive Plan.

          (r) Retirement: Except as otherwise provided in an Award agreement, termination of service with the Company or an Affiliate after such Participant has attained age 70, regardless of the length of such Participant's service; or, with the prior written consent of the Board (excluding any member thereof whose own Retirement is at issue in a given case), termination of service at an earlier age after the Participant has completed six or more years of service with the Company.

          (s) Shares: Shares of common stock, par value $0.01 per share, of the Company.

          (t) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. SHARES SUBJECT TO THE PLAN

     The total number of Shares which may be issued under the Plan is 300,000. An amount not in excess of 15% of the total number of shares reserved and available for distribution pursuant to the Plan may be issued for Other Stock-Based Awards pursuant to Section 7. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Awards shall reduce the total number of Shares available under the Plan. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4. ADMINISTRATION

     The Plan shall be administered by the Board, which may delegate its duties and powers in whole or in part to any subcommittee thereof. The Board is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Board may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

5. ELIGIBILITY

     All Participants shall be eligible to participate under this Plan.

6. TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan shall be non-qualified stock options for federal income tax purposes, as evidenced by the related Option agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Board shall determine:

          (a) Option Price. The Option Price per Share shall be determined by the Board, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

          (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board, but in no event shall an Option be exercisable more than ten years after the date it is granted.

          (c) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Board, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

          (d) Exercise of Options. Except as otherwise provided in the Plan or in a related Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant
     (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Board, (iii) partly in cash and partly in such Shares or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the occurrence of the exercise date (determined as set forth above) and, if applicable, the satisfaction of any other conditions imposed by the Board pursuant to the Plan. Unless the vesting of an Option is otherwise accelerated pursuant to Section 6(e), 6(f) or 6(g), the unvested portion of the Option will terminate upon the Participant's termination of employment for any reason.

          (e) Exercisability Upon Termination of Service by Death. If a Participant's service with the Company and its Subsidiaries terminates by reason of death after the first anniversary of the date on which an Option is granted, the unexercised portion of such Option shall immediately vest in full and may thereafter be exercised during the shorter of the remaining term of the Option or five years after the date of death.

          (f) Exercisability Upon Termination of Service by Disability or Retirement. If a Participant's service with the Company and its Subsidiaries terminates by reason of Disability or Retirement after the first anniversary of the date on which an Option is granted, the unexercised vested portion of such Option may thereafter be exercised during the shorter of the remaining term of the Option or five years after the date of such termination of service; provided, however, that if a Participant dies within a period of five years after such termination of service, the unexercised portion of the Option shall immediately vest in full and may thereafter be exercised, during the shorter of the remaining term of the Option or the period that is the longer of five years after the Date of such termination of service or one year after the date of death.

          (g) Effect of Other Termination of Service. If a Participant's service with the Company and its Subsidiaries terminates by reason of Disability or Retirement prior to the first anniversary of the date on which an Option is granted (as described above), then, a pro rata portion of such Option shall immediately vest in full and may be exercised thereafter, during the shorter of (A) the remaining term of such Option or
     (B) five years after the date of such termination of service, for a prorated number of Shares (rounded down to the nearest whole number of Shares), equal to (i) the number of Shares subject to such Option multiplied by (ii) a fraction the numerator of which is the number of days the Participant served on the Board subsequent to the date on which such Option was granted and the denominator of which is 365. The portion of such Option which is not so exercisable shall terminate as of the date of Disability or Retirement. If a Participant's service with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement, the unexercised vested portion of such Option shall terminate thirty days following such termination of service.

          (h) Nontransferability of Stock Options.    Except as otherwise
     provided in this Section 6(h), an Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and during the lifetime of a Participant an Option shall be exercisable only by the Participant. An Option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Participant or such transferee. The Board may, in its discretion, authorize all or a portion of the Options previously granted or to be granted to a Participant to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons ("Eligible Transferees"), provided that (x) the Option agreement pursuant to which such Options are granted must be approved by the Board, and must expressly provide for transferability in a manner consistent with this Section and (y) subsequent transfers of transferred Options shall be prohibited except those in accordance with the first sentence of this Section 6(h). The Board may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6(e), 6(f) and 6(g) hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified, in

     Sections 6(e), 6(f) and 6(g). The Board may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of Options eligible to transfer options, as well as to make other determinations with respect to option transfers.

7. OTHER STOCK-BASED AWARDS

     The Board, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Board shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Board shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). An amount not in excess of 15% of the total number of Shares reserved and available for distribution pursuant to the Plan, as determined pursuant to Section 3, may be issued as Other Stock-Based Awards.

8. ADJUSTMENTS UPON CERTAIN EVENTS

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Board in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or
     (iii) any other affected terms of such Awards.

          (b) Change in Control.  Upon the occurrence of a Change in Control,
     (A) all restrictions on Shares of restricted stock shall lapse and all Options shall vest and become exercisable and (B) the Board may, but shall not be obligated to, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award which, in the case of Options, shall equal the excess, if any, of the Fair Market Value of the Shares subject to such Options over the aggregate Option Price of such Options.

9. NO RIGHT TO AWARDS

     No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Board's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

10. SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

11. AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 8 of the Plan), (1) increase the total number of Shares reserved for the purposes of the Plan, (2) result in any Option being repriced either by lowering the Option Price of any outstanding Option or by canceling an outstanding Option and granting a replacement Option with a lower Option Price, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

12. NONTRANSFERABILITY OF AWARDS

     Except as provided in Section 6(h) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Board, in its sole discretion, shall have the authority to waive this Section 12 (or any part thereof) to the extent that this Section 12 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

13. CHOICE OF LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

14. EFFECTIVENESS OF THE PLAN

     The Plan shall be effective as of October 18, 2000. The Plan shall terminate on the day following the Company's 2001 Annual Meeting of Stockholders unless the Plan is ratified by stockholders at such meeting. Awards granted prior to termination of the Plan shall not be affected by such termination.

--------------------------------------------------------------------------------

P                         THE DUN & BRADSTREET CORPORATION
R                     PROXY SOLICITED ON BEHALF OF THE BOARD OF
O                DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE
X                                HELD APRIL 27, 2001
Y


The undersigned hereby appoints Allan Z.Loren,Chester J.Geveda,Jr.,and David J.Lewinter,or any of them,proxies with full power of substitution to represent and vote all the shares of Common Stock of The Dun &Bradstreet Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders on April 27,2001,and at any adjournment thereof.The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before said meeting.

This card also constitutes voting instructions to the Trustee of The Dun &Bradstreet Corporation Profit Participation Plan and Moody 's Corporation Profit Participation Plan to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of The Dun &Bradstreet Corporation held by the Trustee under such Plans, as described in the Proxy Statement.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR FOLLOW THE APPLICABLE INTERNET OR TELEPHONE VOTING PROCEDURES.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                                ----------------
                                ADMISSION TICKET
                                ----------------

                        THE DUN & BRADSTREET CORPORATION
                         Annual Meeting of Shareholders
                                  April 27,2001
                                    9:00 a.m.
                         Gateway Hilton - Atlantic Room
                                 Gateway Center
                                Raymond Boulevard
                                Newark, New Jersey

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
[X] PLEASE MARK YOUR                                                                                                    |   6089
    VOTES AS IN THIS                                                                                                    |___
    EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
NOMINEES LISTED; FOR PROPOSALS 2, 3, 4 AND 5; AND AGAINST PROPOSAL 6.
------------------------------------------------------------------------------------------------------------------------------------
                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5.
------------------------------------------------------------------------------------------------------------------------------------
1.  Election of two Class I FOR   WITHHELD                  FOR   AGAINST   ABSTAIN                       FOR   AGAINST   ABSTAIN
    Directors. Nominees:    [ ]     [ ]    2. Ratify the   [ ]     [ ]       [ ]   4. Approval of the    [ ]     [ ]       [ ]
01. Allan Z. Loren                            selection of                            Company's Stock
02. Victor A. Pelson                          independent                             Incentive Plan.
                                              accountants.

For, except vote withheld from the following nominee:

                                           3. Approval of  [ ]     [ ]       [ ]   5. Approval of the    [ ]     [ ]       [ ]
                                              the Company's                           Company's Directors'
                                              Covered Employee Cash                   Stock Incentive Plan.
                                              Incentive Plan.
------------------------------------------------------------------------------------------------------------------------------------
                                                            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 6.
                                                            ------------------------------------------------------------------------

                                                                                                         FOR   AGAINST   ABSTAIN
                                                                                   6. Shareholder        [ ]     [ ]       [ ]
                                                                                      proposal on
                                                                                      implementation
                                                                                      of the MacBride
                                                                                      Principles.

                                                            ------------------------------------------------------------------------
                                                                                      Please sign exactly as name appears
                                                                                      hereon. Joint owners should each sign. When
                                                                                      signing as attorney, executor, administrator,
                                                                                      trustee or guardian, please give full title
                                                                                      as such.


                                                                                      --------------------------------------------

                                                                                      --------------------------------------------
                                                                                      SIGNATURE(S)               DATE


------------------------------------------------------------------------------------------------------------------------------------
                                                      /\ FOLD AND DETACH HERE/\

                        THE DUN & BRADSTREET CORPORATION
               VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE!

It's fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Dun & Bradstreet reduce postage and proxy tabulation costs.

YOUR VOTE IS IMPORTANT! Using the Internet or telephone, you can vote 24 hours a day, 7 days a week. Or, if you prefer, you can return the attached proxy card in the envelope provided.

VOTING OPTIONS
----------------------------------------------------------------------------------------------
1. Vote Over the Internet:                            2. Vote by Telephone:
-------------------------                            --------------------
   -Read the Proxy Statement.                           -Read the Proxy Statement.
   -Have your control number, printed in                -Have your control number, printed in
    the box above, available.                            the box above, available.
   -Point your browser to                               -Using a touch-tone phone, call
    HTTP://WWW.EPROXYVOTE.COM/DNB                        (1) 877.PRX.VOTE ((1) 877.779.8683);
   -Follow the instructions.                             outside the U.S. call (1)201.536.8073.
                                                        -Follow the recorded instructions.


Please do not return the proxy card if you are voting over the Internet or by telephone.

REMINDER: The Dun & Bradstreet Corporation employees who hold shares in the Profit Participation Plan are receiving the Proxy Statement and Annual Report via the following link to the Intranet, HTTP://INTRANET.DNB.COM/COMM/ANNUALRPT/2000AR.HTM, rather than by mail. Hard copies of the Proxy Statement and Annual Report are available by request through the Intranet.
--------------------------------------------------------------------------------